UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



          Date of Report (date of earliest event reported) May 7, 1998


                           Commission File No. 0-18344


                             SOONER HOLDINGS, INC.
       (Exact name of small business issuer as specified in its charter)

            Oklahoma                                             73-1275261
(State or other  jurisdiction of                               (IRS Employer
incorporation  or  organization)                             Identification No.)


 2680 W. I-40  Oklahoma City, Oklahoma                                  73108
(Address of principal executive offices)                              (Zip Code)


                 Issuer's telephone number, including area code:
                                 (405) 236-8332


  ----------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Item 2. Acquisition or Disposition of Assets.

        Effective June 1, 1998, New Directions Acquisition Corp. (NDAC), a wholly owned subsidiary of Sooner Holdings, Inc. (the Company), completed the acquisition of the operating assets and certain liabilities of New Direction
Centers of America, L.L.C. (New Directions). These assets relate to the operation of a community correction business in Oklahoma City, Oklahoma. The purchase price for the assets acquired was the issuance of 1,000,000 shares of common stock of the Company, $1,000,000 in a note payable (the Note) and the assumption of approximately $1,464,000 of liabilities, which includes the mortgage on the real estate.

The acquisition of these assets were accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, with the cost allocated to the net assets acquired based on their estimated fair values. The operations of the New Directions business will be included in the financial statements of the Company from the date of acquisition.

The assets acquired include a $227,000 Certificate of Deposit , the facility which the business operates from which is zoned for use as a community correction center, and all furnishings and fixtures.

        The Note issued to New Directions bears interest of 10% per annum with principal and interest due on June 1, 2001. New Directions is expected to distribute the shares of common stock to its members, including the president of the Company and the new vice president of NDAC, who previously managed the New Directions business.

        With the New Directions acquisition, NDAC assumed operation of a community correction center, commonly known as a halfway house, which currently has approximately 140 beds available but is licensed to provide up to 300 beds. The center operates under a contract with the Oklahoma Department of Corrections, which provides clients to the center. The center is a residential facility for adult female offenders transitioning from institutional to independent living. Offenders are eligible for these programs based upon the type of offense committed and behavior while incarcerated in prison. Offenders generally spend the last six months of their sentence in a community corrections program. The goal and mission of NDAC's community corrections business is to reduce the likelihood of an inmate committing an offense after release by assisting in the reunification process with family and the community. Offenders must be employed, participate in substance abuse programs, submit to random drug testing, and pay a fixed payment to the government to offset the cost of the program. The Company supervises these activities at its center. The Company has retained all existing management and employees of the center.

        The Company's business strategy is to become a leading developer and manager of quality, privatized community correction facilities, initially focusing in Oklahoma. Management intends on developing its community correction business by developing facilities or expanding into existing facilities.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Financial Statements

        The following financial statements of New Direction Centers of America, L.L.C. are filed as part of this report:


Pro Forma Financial Informat

        Effective June 1, 1998, the Company, acquired through a wholly owned subsidiary, all of the assets of New Direction Centers of America, L.L.C. (New Directions) in exchange for 1,000,000 shares of common stock of the Company, a note payable of $1,000,000 and the assumption of liabilities of $1,464,000. The acquisition was accounted for as a purchase.

        The purchase price was allocated to the tangible and intangible net assets based on their fair values as follows: approximately $1,750,000 to contract rights acquired, approximately $450,000 to facility land, building, and equipment, approximately 227,000 to certificates of deposit, and the remaining amount of approximately $90,000 to accounts receivable and other assets.

        The following unaudited pro forma combined results of operations for the year ended December 31, 1997 and for the short period ended March 31, 1998 assumes that the acquisition had occurred on January 1, 1997. The pro forma combined results of operations is presented for information purposes only, is based on historical information, and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of the combined enterprise:


        The following Exhibits are filed as part of this report:

Exhibit           10.13
Description       Agreement of Sale and Purchase of Assets dated March 5, 1998





                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 15, 2000


                                                        SOONER HOLDINGS, INC.
                                                        --------------------
                                                            (Registrant)



                                            By: R.C. Cunningham II
                                                -----------------------------
                                                R.C. Cunningham II, President
                                                (Chairman of the Board)


The Members
New Direction Centers of America, LLC
Oklahoma City, OK

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

        We have audited the accompanying balance sheet of New Direction Centers of America, LLC as of May 31, 1998, and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Direction Centers of America, LLC as of May 31, 1998, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has experienced substantial, continuing losses since inception. Because of excessive fixed obligations and the inability of the Company to generate sufficient cash to sustain operations, substantial doubt exists as to its ability to continue as a going concern. Management's plans in regard to addressing these issues are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BUXTON & CLOUD, P.C.

November 17, 1999



                     New Direction Centers of America, LLC
                                 Balance Sheet
                               As of May 31, 1998


                                     ASSETS
Current Assets
  Cash ....................................................         $     7,966
  Certificates of Deposit .................................              40,164
  Accounts Receivable - Contracts .........................              84,946


  Other Current Assets
    Linen Stock ...........................................                 997
    Prepaid Insurance .....................................              10,084
                                                                    -----------
       Total Other Current Assets .........................              11,081
                                                                    -----------

       Total Current Assets ...............................             144,157
                                                                    -----------
Property and Equipment
  Net of Accumulated Depreciation .........................             398,632

Deferred Charges and Intangibles
  Net of Accumulated Amortization .........................             605,232

Certificates of Deposit - Pledged .........................             227,000
                                                                    -----------

       Total Assets .......................................         $ 1,375,021
                                                                    ===========

                        LIABILITIES AND MEMBERS' CAPITAL
Current Liabilities
  Loans Payable - Short Term ..............................         $ 1,064,798
  Accounts Payable ........................................             137,828
  Accrued Payroll .........................................              14,245
  Payroll Taxes Payable ...................................              34,684
  Current Portion of Long Term Debt .......................              10,296
                                                                    -----------
       Total Current Liabilities ..........................           1,261,851

Long Term Debt - less
  current portion above ...................................             584,843
                                                                    -----------

       Total Liabilities ..................................           1,846,694
                                                                    -----------

Members' Capital ..........................................            (471,673)
                                                                    -----------

       Total Liabilities and Capital ......................         $ 1,375,021
                                                                    ===========

        The accompanying notes are an integral part of these statements.


                     New Direction Centers of America, LLC
                             Statement of Operations
                        For the year ended May 31, 1998

Revenues
  Contract Revenues .............................                     $ 918,314
  Private Revenues ..............................                        18,498
                                                                      ---------
    Total Revenue ...............................                       936,812
                                                                      ---------

Cost of Care
  Client Supplies ...............................                         8,955
  Security and Transportation ...................                        28,798
  Care and Feeding ..............................                        85,429
  Personnel Costs ...............................                       422,669
                                                                      ---------
    Total Cost of Care ..........................                       545,851

        Gross Margin ............................                       390,961
                                                                      ---------


Administrative and Maintenance
  Building and Maintenance Costs ................                        95,716
  Administrative Expense ........................                       229,513
  Depreciation & Amortization ...................                        50,724
                                                                      ---------
    Total Administrative and Maintenance ........                       375,953
                                                                      ---------

Income (Loss) from Operations ...................                        15,008
                                                                      ---------

Other Income (Expense)
  Interest Income ...............................                        14,458
  Vending Income ................................                        12,661
  Interest Expense ..............................                      (140,087)
                                                                      ---------
    Net Other Income (Expense) ..................                      (112,968)
                                                                      ---------


Net Income (Loss) ...............................                     $ (97,960)
                                                                      =========

        The accompanying notes are an integral part of these statements.


                     New Direction Centers of America, LLC
                            Statement of Cash Flows
                        For the year ended May 31, 1998

Cash flows from operating activities:

  Net income (loss) ...........................................       $ (97,960)
                                                                      ---------
  Adjustments to reconcile net income to net cash provided by operating activities:

    Depreciation and amortization .............................          50,724
    (Increase) decrease in accounts receivable ................          (3,860)
    (Increase) decrease in prepaid expenses ...................            (569)
    (Increase) decrease in inventories ........................            (144)
    (Increase) decrease in other assets .......................            (164)
    Increase (decrease) in accounts payable ...................          89,134
    Increase (decrease) in accrued liabilities ................          27,110
                                                                      ---------

    Total adjustments .........................................         162,231
                                                                      ---------

  Net cash provided (used) by operating activities ............          64,271
                                                                      ---------

Cash flows from investing activities:

  Cash payments for the purchase of property ..................        (131,588)
                                                                      ---------

  Net cash provided (used) by investing activities ............        (131,588)
                                                                      ---------

Cash flows from financing activities:

  Proceeds from issuance of long-term debt ....................          (5,500)
  Net short term borrowings from related parties ..............          94,909
  Net activity on other short term debt .......................         (41,566)
  Principal payments on long-term debt ........................          15,089
  Member withdrawals ..........................................         (11,124)
                                                                      ---------

  Net cash provided (used) by financing activities ............          51,808
                                                                      ---------

Net increase (decrease) in cash and equivalents ...............         (15,509)

Cash and equivalents, beginning ...............................          23,475
                                                                      ---------

Cash and equivalents, ending ..................................       $   7,966
                                                                      =========

  Cash paid for interest expense                                      $ 135,766

           See accountant's report and notes to financial statements.


                     New Direction Centers of America, LLC
                         Notes to Financial Statements
                                  May 31, 1998


1.  Nature of Organization
    ----------------------

        New Direction  Centers of America,  LLC is a limited  liability  company
(LLC) organized under the laws of the State of Oklahoma. By law, members of the LLC are not liable for the debts of the LLC except by individual member agreement on specific debts.

        The LLC is the sole owner of a corporation, Horizon Lodges of America, Inc. (Horizon). Horizon owns the real estate in which the company conducts business. Horizon is consolidated with the LLC in these statements.

        The LLC operates a pre-release confinement and counseling facility with a capacity of 145 inmates. The LLC's primary source of revenue is contracts with the Department of Corrections of the State of Oklahoma. The LLC also provides services to individuals and other organizations on a month-to-month basis. The LLC provides transportation and security for inmates to and from work-release employment.

        Contracts with the Department of Corrections of the State of Oklahoma are renewable annually. The LLC has no assurance it will continue to receive awards of these contracts.

2.  Summary of Significant Accounting Policies
    ------------------------------------------

        Cash
        ----
        The LLC records as a current asset cash, which is available for operations within the operating cycle of the business. Certificates of deposit, which are pledged as collateral on loans and are therefore unavailable for operations are recorded as a non-current asset.

        Accounts Receivable and Allowance for Doubtful Accounts
        -------------------------------------------------------

        The LLC has experienced no losses on accounts receivable from its primary contracts. Therefore, no allowance for doubtful accounts is recorded against these contracts.

        The  LLC  does  not  record  accounts   receivable  from  month-to-month
services. Collection of these accounts is usually in doubt. Therefore, the LLC records revenue from these services on the cash basis.

        Property and Equipment
        ----------------------

        Equipment and improvements are recorded at cost when acquired. When equipment and improvements are retired, the cost and applicable accumulated depreciation and amortization are removed from the respective accounts and the resulting gain or loss is recognized. Maintenance, repairs, and minor renewals are charged to expense as incurred.


        Depreciation and Amortization
        -----------------------------

        Equipment and improvements are being depreciated and amortized over the estimated useful lives of the assets. The building is depreciated over twenty years. Improvements to the building are depreciated over ten years. Office furniture, computer equipment, and client furniture are depreciated over three to ten years. Vehicles are depreciated over three to four years.

        Intangible Assets
        -----------------

        Goodwill was acquired through the purchase of Horizon in 1997. Goodwill is amortized over twenty years. The closing costs associated with the first mortgage on the building originated in 1997 are amortized over twelve and one-half years.

        Income Taxes
        ------------

        The LLC files as a partnership for tax purposes. The tax effect of the income or loss is recognized at the partner level. Therefore, there is no tax liability recorded at the LLC level.

        Compensated Absences
        --------------------

        The LLC has not recorded a liability for compensated absences in these financial statements. Due to a high turnover of personnel, management believes any existing liability is not material to the financial statements.

        Principles of Consolidation
        ---------------------------

        The acquisition of Horizon is accounted for as a purchase of assets. The land and building are recorded at fair market value as of the date of purchase. The first mortgage and associated loan acquisition costs are recorded at carrying values, which reflect fair market value. The difference between these amounts and the book value of the stock on the books of the LLC is recorded as goodwill.

        Use of Estimates
        ----------------

        The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


3.  Property and Equipment
    ----------------------

        Property and Equipment consisted of the following at May 31, 1998:

           Land ................................   $ 120,000
           Building ............................     130,000
           Building Improvements ...............     136,696
           Client Furnishings ..................       6,595
           Vehicles ............................      22,100
           Office and Computer Equipment .......      14,940
                                                   ---------
              Total cost .......................     430,331

              Accumulated Depreciation .........     (31,699)
                                                   ---------
           Net Property and Equipment ..........   $ 398,632
                                                   =========

        Depreciation expense charged for the year totaled $ 17,724.

4.  Deferred Charges and Intangibles
     -------------------------------

        Deferred charges and intangibles consisted of the following at May 31, 1998:

           Goodwill originating from purchase of Horizon $ 611,420 Loan origination and closing costs from first
             mortgage on Horizon properties ............      30,359
           Organization costs ..........................       1,750
                                                           ---------
           Total cost ..................................     643,529

           Less accumulated amortization ...............     (38,297)
                                                           ---------

           Net deferred charges and intangibles ........   $ 605,232
                                                           =========
           Amortization expense charges for the year totaled $ 33,000.

5.  Notes Payable
    -------------

        Notes payable consisted of the following at May 31, 1998.

        Related Parties
        ---------------

        From a member, unsecured, interest paid at certificate
           of deposit rate when interest is paid on certificates
           (currently 4.5%), no stated maturity                      $  227,000
        From a member, unsecured, non-interest bearing, no
           stated maturity.                                              80,120
        From corporations controlled by a member, unsecured,
           non-interest bearing, no stated maturity.                     82,709
        Payable to a member, unsecured, non-interest bearing,
           no stated maturity.  Originated in transaction
           acquiring Horizon                                             40,000
                                                                      ---------

           Total related party notes                                  $ 429,829
                                                                      ---------

        Banks
        -----
        Line of credit dated March 10, 1997, extended by
          agreement.  Original principal $25,030.
          Interest payable quarterly at 2.00% over New York
          prime (currently 10.50%).  Secured by personal
          guarantees of members.                                         24,829

        First  mortgage on property  owned by Horizon.
           Dated April 10,  1997.  Original principle $625,000.
           One-year renewable note amortized over 12.5 years.
           Interest at 2.00%  over New York prime  (currently
           10.50%).  Payments  due at $7,500 per month
           including  principal and interest.  Secured by Land,
           building,  personal guarantees of three members,
           and  certificates  of deposit  totaling  $227,000.           602,508
                                                                      ---------

           Total Banks                                                  627,337
                                                                      ---------

        Premium Finance agreement originated October 29, 1997,
           original amount $ 21,974.90.  Interest at 12.5%.
           Nine monthly payments of $2,570.58.                            7,632
                                                                      ---------

        Total Notes Payable                                          $1,064,798
                                                                      =========

6.  Long Term Debt
    --------------

        Note payable to an individual dated April 10, 1997.
           Payable at $4,000 per month for one year, and
           $6,000 per month for the following nineteen years.
           Initial principal calculated to be $578,284 at 10.5%
           interest.  Initial terms of payments create negative
           amortization for the first year.  Unsecured except
           by acceleration clause.                                   $  591,634


        Note payable to bank.  Original note dated October 20,
           1995 in the amount of $13,815.  Extended by agreement
           and additional principal of $5,500 advanced on July 20,
           1997.  Payments monthly at $645.00 including principal
           and interest at 11.00%.  Secured by vehicle.                   3,505
                                                                      ---------

        Total long term debt                                            595,139

        Less current portion                                            (10,296)
                                                                      ---------
        Net long term debt                                           $  584,843
                                                                      =========


     Five year maturities of long term debt are:

           1999                                         $ 10,459
           2000                                           11,611
           2001                                           12,891
           2002                                           14,311
           2003                                           15,889
           Future                                        535,277

7.  Related Party Transactions
    --------------------------

        Loans - See note 5.
        -----

        Other
        -----

        The facility manager is a member of an LLC, which is a member of the company. In connection with his management services, he was paid $70,000 during the year. In addition, he was paid other miscellaneous minor amounts as reimbursements for expenses he incurred in day-to-day operations.

        A family member of the manager was paid $15,381 in connection with remodeling and rehabilitation of the facility.

8.  Going Concern
    -------------

        Background
        ----------

        The LLC has experienced substantial tax and cash losses each year since inception. During the year covered by these financial statements, the LLC is past due on $60,389 of accounts payable, $34,684 of payroll tax liabilities, and $6,000 of payments on long term debt. Most vendors have placed the LLC on cash-on-delivery terms.

        The LLC has minimum required payments before operating expenses or salaries of approximately $16,500 per month.

        The LLC has average gross receipts of $78,000. Direct operating and maintenance expenses (not including administrative expenses and management salaries) average $53,500. Including all expenses, the LLC has an average cash loss of $6,200 per month.

        Current liabilities exceed current assets (after adjustment for pledged cash and certain member loans) by approximately $501,000.

        An LLC by its nature cannot make an involuntary capital call on its members.

        Without substantial capital contributions by the members or another source of outside funding, the ability of the LLC to continue as a going concern is in doubt.


        Management Plans
        ----------------

        The LLC, as of May 31, 1998, has received verbal confirmation of accreditation by ACA. (Formal accreditation was received in August of 1998). This accreditation will allow the LLC to increase its contract inmate load from 33 inmates to 145 inmates. (The LLC has a contract for 33 inmates as of May 31, 1998, although the actual population averages approximately 100 inmates). This increase in contract should create substantial additional revenue.

        The LLC is continuing renovation and rehabilitation of the facility. As available space is added, the LLC can house more inmates.

9.  Subsequent Events - Sale of Assets
    ----------------------------------

        On June 1, 1998, the LLC sold all its assets and liabilities to New Directions Acquisition Corp., a wholly owned subsidiary of Sooner Holdings, Inc. Sooner Holdings, Inc. is a publicly traded corporation controlled by a member of the LLC. Terms of the agreement are 1,000,000 shares of Sooner Holdings, Inc. and a $1,000,000 single pay note due three years from date of sale. This sale included the subsidiary Horizon Lodges of America, Inc.


                    SOONER HOLDINGS, INC. AND NEW DIRECTION
                           CENTERS OF AMERICA, L.L.C.
                  Unaudited Pro Forma Statement of Operations
                      For the Year Ended December 31, 1997


                                       Sooner          New                                             Combined
                                      Holdings      Directions       Total                             Pro Forma
                                      December       December       December      Pro Forma            December
                                      31, 1997       31, 1997       31, 1997     Adjustments           31, 1997
                                    -----------    -----------    -----------    -----------          -----------
Revenues:
  Rental .........................   $   432,449    $       -0-    $   432,449                        $   432,449
  Service ........................           -0-        930,996        930,996                            930,996
                                     -----------    -----------    -----------    -----------         -----------
     Total revenues ..............       432,449        930,996      1,363,445                          1,363,445

Operating Expenses:
  Cost of services ...............         1,460            -0-          1,460                              1,460
  General and administrative .....       181,945        897,673      1,079,618                          1,079,618
  Depreciation and amortization ..        60,028         37,860         97,888        195,274   (1)       293,162
                                     -----------    -----------    -----------    -----------         -----------
     Total operating expenses ....       243,433        935,533      1,178,966        195,274           1,374,240
                                     -----------    -----------    -----------    -----------         -----------

Income from operations ...........       189,016         (4,537)       184,479       (195,274)            (10,795)

Interest expense .................      (224,734)      (106,943)      (331,677)      (195,943)  (2)      (527,620)
Other income .....................        43,800         19,360         63,160                             63,160
                                     -----------    -----------    -----------    -----------         -----------

Net income (loss) ................   $     8,082    $   (92,120    $   (84,038)   $  (391,217)        $  (475,255)
                                     ===========    ===========    ===========    ===========         ===========

Net income (loss) per common share   $      (*)                                                       $      (.06)
                                     ===========                                                      ===========

Weighted average common shares
outstanding ......................     7,471,350                                    1,000,000   (3)     8,471,350
                                     ===========                                  ===========         ===========
* less than 1%


                    SOONER HOLDINGS, INC. AND NEW DIRECTION
                           CENTERS OF AMERICA, L.L.C.
                  Unaudited Pro Forma Statement of Operations
                   For the Three Months Ended March 31, 1998


                                         Sooner          New                                             Combined
                                        Holdings      Directions       Total                             Pro Forma
                                         March          March          March        Pro Forma             March
                                        31, 1998       31, 1998       31, 1998     Adjustments           31, 1998
                                      -----------    -----------    -----------    -----------          -----------
Revenues:
  Rental ..........................   $    71,815    $       -0-    $    71,815                         $    71,815
  Service .........................           -0-        247,127        247,127                             247,127
                                      -----------    -----------    -----------    -----------          -----------
     Total revenues ...............        71,815        247,127        318,942                             318,942

Operating Expenses:
  Cost of services ................           394            -0-            394                                 394
  General and administrative ......        29,438        214,952        244,390                             244,390
  Depreciation and amortization ...        15,513         12,653         28,166         84,814    (1)       112,980
                                      -----------    -----------    -----------    -----------          -----------
     Total operating expenses .....        45,345        227,605        272,950         84,814              357,764
                                      -----------    -----------    -----------    -----------          -----------

Income from operations ............        26,470         19,522         45,992        (84,814)             (38,822)

Interest expense ..................       (55,344)       (35,313)       (90,657)       (90,889)   (2)      (181,546)
Other income ......................         1,210          6,770          7,980                               7,980
                                      -----------    -----------    -----------    -----------          -----------

Net loss ..........................   $   (27,664)   $    (9,021)   $   (36,685)   $  (175,703)         $  (212,388)
                                      ===========    ===========    ===========    ===========          ===========

Net income  (loss) per common share   $       (*)                                                       $      (.03)
                                      ===========                                                       ===========
Weighted average common shares
outstanding .......................     7,471,350                                    1,000,000    (3)     8,471,350
                                      ===========                                  ===========          ===========

* less than 1%


                    NOTES TO PRO FORMA FINANCIAL STATEMENTS


(1) To reflect the increase in goodwill amortization expenses ($1,750,000/108) on a straight-line basis over nine years resulting from the acquisition.

(2) To reflect the increase in interest expense ($1,000,000 x .10/12) due to the issuance of a note payable in the acquisition bearing a 10% annual interest rate.

(3) To adjust for the 1,000,000 shares of Sooner common stock issued in the acquisition of New Directions.


                    AGREEMENT OF SALE AND PURCHASE OF ASSETS

        This Agreement dated March 5, 1998 is by and between New Direction Centers of America, L.L.C., and Horizon Lodges of America, Inc. "SELLER" and ND Acquisition Corp., Inc., 'BUYER' for the sale of all the assets and specified liabilities of Seller in exchange for a promissory note and mortgage and Common Stock of Sooner Holdings, Inc. and other consideration.

                                       I.

                              PROPERTY TO BE SOLD
                              -------------------

        1.01 Sale and Purchase. Seller agrees to sell and convey to Buyer and Buyer agrees to purchase and accept from Seller for the price and subject to the terms herein set forth, the following:

        (a) All of Seller's right, title and interest in that certain tract of land and its appurtenances in Oklahoma County, Oklahoma, described on Exhibit A attached (the "Land").

        (b) The improvements on the Land which consist of the Property formerly used as a motel and now commonly known as New Direction Centers (The "Facility");

        (c) All furniture, carpeting, draperies, appliances, supplies, inventory, fixtures, equipment, and any other items of personal property presently in used or owned by Seller or located on the Facility; a schedule of substantially all of the more significant (in a monetary sense) items of Personalty is attached as Exhibit B, which schedule shall be updated and completed as to all items of Personalty as of the Closing Date;

        (d) Seller's interest in all leases, service, supply and maintenance contracts (the "Contracts") relating to the Property of Personalty. Exhibit C

        (e) All right, title and interest of Seller, to all licenses and permits (the "Licenses and Permits") of the business currently held and required for operation of New Directions as a facility of the Department of Corrections, State of Oklahoma; Exhibit D

        (f) All right, title and interest of Seller, in and to all warranties (the "Warranties") applicable to the Property or Personalty;

        (g) All contracts choses in action, accounts receivable and other intangibles described in Exhibit E. ("Intangibles")

        The items described in subparagraphs (a) through (f) are collectively called the "Property"

        (h) Plaintiffs' dismissal with prejudice as to all Defendants of Case No. CJ-98-1344-61 in the District Court of Oklahoma County, Oklahoma and a common law release of all asserted causes of action or causes of action that could be asserted by Plaintiffs against any of the Defendants.

                                       II

                                 CONSIDERATION
                                 -------------

        2.01 Purchase Price. The purchase price ("Purchase Price") to be paid by Buyer to Seller for the sale and conveyance of the Property shall be:

        (a) The transfer of ONE MILLION SHARES OF COMMON STOCK of Sooner Holdings, Inc., described in Exhibit C, attached (the "Stock"), as consideration for the Property Transfer shall be made by duly executed conveyances of the Stock at the closing of the transaction. ("Closing"). One Million Shares of Common Stock represents 8% of the issued and outstanding Common Stock of Sooner Holdings, Inc. The Common Stock shall be limited by anti-dilution and pre-emptive voting rights clauses approved by the Board of Sooner Holdings Inc.

        (b) One Million dollars ($1,000,000) payable by the terms of a promissory note held by Ron Alexander for New Direction Centers of America and L.L.C., from Buyer to Seller, payable on the first day of the 36th month following the Closing Date of this Agreement. The note shall bear simple interest at the rate of 10% per annum. The note shall be secured by a mortgage on the Land and Facility and a security interest in the Personalty, Licenses and Permits, Accounts Receivables, Intangibles, Warranties and all other assets now owned by Seller or hereafter required by Buyer.

        Assumption of all liabilities of Seller and releases of liability from First Enterprise Bank on the guarantees of David Talbot and Ron Alexander.

        (d) Buyer's governing Board, until the note to Seller is paid in full, shall consist of only the following persons: Fauista Bish, R.C. Cunningham, Robert Graham, Jim Helm and French Hickman. If any of the named members resign, the remaining members shall elect a replacement member.

        (e) Buyer's By-Lays shall be amended, effective at Closing, to provide for the governing Board listed in paragraph 2.01(d); The Amended By-Laws shall further provide that the Board shall have exclusive authority to make all decisions of Buyer until the note to Seller is paid in full.

        2.02 Earnest Money. Within two (2) business days of the execution and delivery of a fully executed copy of this Agreement to be held by New Direction Centers, the sum of Twenty-Five Thousand and No/100 Dollars (25,000.00) (the "Earnest Money") by wire transfer of immediately available funds or in the form of a cashier's check drawn on a bank satisfactory to Seller and the Title Company, which amount shall constitute earnest money to be held by the Title Company subject to the terms and provisions hereof.

                                      III

                                   INSPECTION
                                   ----------

        3.01 Inspection Period. During the period (the "Inspection Period") commencing on the date of execution of this Agreement and ending at 5:00 p.m. on the 17th day of March, 1998, Buyer, its authorized agents or representatives, shall be entitled to enter upon the Property at all reasonable times during the normal business hours to conduct reasonably necessary inspections and tests. Buyer shall notify Seller in writing of its intention or the intention of its agents or representatives to enter the Property at least twenty-four (24) hours prior to such intended entry. Buyer shall bear the cost of all inspections and tests.

        3.02 Document Review. Seller agrees to allow Buyer, its authorized agents or representatives, to inspect and make copies of all employment agreements, assessments (special or otherwise), ad valorem and personal property tax bills, statements, utility bills, building permits, certificates or occupancy, notices or correspondence from governmental entities with respect to the Property, books, records, operating statements (income statements, statements of cash flow and balance sheets relating to the operation of the Property), contracts, files and related items (collectively, the "Documents"), which are in Seller's possession. Seller shall make available to Buyer one copy of the following listed items:

        (a) Operating statements for the Property for the past three (3) years and for the year-to-date:

        (b) Copies of all invoices, or summaries thereof if there is not an invoice, for all repair, replacement and maintenance work done on or about the Property over the last two (2) years where the aggregate cost of the item of work exceeded $1,000.00;

        (c)  To  the  extent  available,  complete  architectural,   structural,
mechanical and electrical "as-built" plans and specifications for the Property, together with copies of the building permit and Certificates of Occupancy;

        (d)     To the extent available, a plot plan and all existing surveys;

        (e) To the extent available, copies of all technical, engineering, environmental and other reports and studies in Seller's possession or under its control covering the condition of the Property;

        (f) To the extent available, copies of all tax bills applicable to the Property for the immediately preceding three years, along with a copy of the valuation placed on the Property for the current year;

        (g) Copies of all Contracts, Licenses and Permits affecting the Property;

        (h) Copies of all Warranties applicable to the Property; and

        (i) Copies of the existing insurance policies covering the Property.

Buyer agrees and acknowledges that the Documents are proprietary and confidential in nature. Buyer agrees not to disclose the Documents or any of the provisions, terms or conditions thereof, to any party outside of Buyer's organization, except to: (i) agents or consultants engaged by Buyer to assist Buyer in its evaluation of the Property and its contemplated purchase of the same and (ii) Buyer's investors or prospective investors and Buyer's lenders or prospective lenders. Buyer shall return to Seller all of the Documents and any and all copies Buyer has made of the Documents within ten (10) days from the date this Agreement shall have terminated for any reason.

        3.03 Inspection Obligations, Buyer and its agents and representatives shall:(a) not injure or otherwise cause bodily barn to Seller, its manager, agents. contractors and employees or property; (b) not permit any liens to attach to the Land by reason of the exercise of its rights hereunder; and (c) restore the surface of the Land to the condition in which the same was found before any such inspection or tests were undertaken. Buyer shall indemnify and hold Seller harmless from and against any and all liens, claims, causes of action. and expenses (including reasonable attorneys' fees) arising out of (i) any violation of the provisions of this Section 3.03 or (ii) any tests and/or inspections performed by Buyer, its authorized agents or representatives, pursuant to the provision of Section 3.01 of this Agreement Notwithstanding any provision of this Agreement, no termination hereof shall terminate Buyer's obligations pursuant to this Section 3.03 it being agreed that such obligations shall survive the termination of this Agreement or the Closing, and the limitation of damages as set forth in Section 5.01 shall not be applicable to any cause of action arising pursuant to this Section 3.03.

        3.04 Negotiation of Closing Documents, During the Inspection Period. Seller and Buyer, and their respective counsel, shall negotiate in good faith the form and substance of the documents to be executed and delivered at the Closing (the "Closing Document"), including, but not limited to, the warranty deed to the Land the note and mortgage and security agreement. the Bill of Sale, and the affidavit described in Section 6.02 (b)(iv). All Closing Documents shall be in a form consistent with the provisions of this Agreement.

                                       IV

                                     TITLE
                                     -----

        4.01 Title Commitment. Seller shall, at Seller's sole cost and expense, within fifteen (15) days from the execution of this Agreement, cause to be furnished to Seller from the Title Company a title commitment (the "Title Commitment"), specifying Seller as the record owner of. the Land and evidencing the agreement of the Tide Company to issue to Buyer at Closing policy of title-insurance (the "Title Policy") in the amount of the Purchase Price on the standard form promulgated by the applicable governing authority under the laws of the State of Oklahoma, which shall insure Buyer's title to the Land to be good and indefeasible subject to the terms of the policy and the Schedule B exceptions; and (b) a photocopy of all documents (the "Title Documents") listed as title exceptions on the Title Commitment. As used herein, the term "Title Objection Period" shall mean a period commencing on the first day following Sellers delivery to Buyer of the later to be received of the Survey, Title Commitment and Title Documents and ending ten (10) days thereafter, All matters shown on the Survey and exceptions listed in the Title Commitment which are not objected to by Buyer by delivery of written notice to Seller within the Title Objection Period shall be conclusively deemed to be acceptable to Buyer and Buyer may not thereafter refuse to consummate the sale or claim any failure of Seller of its obligations under this Agreement solely because of such matters. In the event Buyer timely objects in writing during the Title Objection Period to any title exception or Survey matter, Seller may, but shall not be obligated to. cure such objection (the "Title Objection"); provided, however, if Seller is able and willing to eliminate or modify such objectionable items. Seller shall notify Buyer in writing within five (5) days following the expiration of the Title Objection Period (Seller's Notice Period") of such facts (said notice hereinafter called "Seller's Title Notice") in which case the elimination or modification by Seller of the Title Objections shall be complete on or before the Closing Date. Seller shall cure any title exception created by Seller after the execution date of this Agreement. In the event Seller does not deliver Seller's Title Notice to Buyer within Buyer's Notice Period, Buyer shall be deemed (a) to be notified that Seller is unable or unwilling to cure the Title Objections and (b) to have waived the Title Objections, unless within five (5) days following the expiration of Seller's Notice Period, Buyer delivers to Seller written notice terminating this Agreement. Notwithstanding anything herein to the contrary, in the event that Buyer's right to terminate this Agreement pursuant to any provision of this Section 4.01 has not expired prior thereto, it shall expire upon expiration of the Inspection Period. As used in this Agreement, the term, "Permitted Exceptions" shall mean all matters either shown on the Survey or listed in the Title Commitment as to which Buyer does not raise a Title Objection within the Title objection Period or, having objected, Buyer waives in accordance with the provisions of this Section 4.01. In the event of termination of this Agreement pursuant to this Section 4.01, neither party shall have any further rights or obligations hereunder.

                                       V

                                    REMEDIES
                                    --------

        5.01 Seller's Remedies. In the event Buyer fails to perform its obligations pursuant to this Agreement either prior to or at Closing for any reason except the termination hereof by Seller pursuant to a right granted to it hereunder or the failure by Seller to perform its obligations hereunder, Seller shall be entitled as its sole and exclusive remedy to terminate this Agreement (Subject to any other provisions hereof that expressly survive the termination of this Agreement) by giving Buyer written notice thereof and retain the Earnest Money as liquidated damages and not as penalty, in full satisfaction of its claims against Buyer hereunder. Seller and Buyer agree that Seller's damages resulting from Buyer's default are difficult, if not impossible, to determine, and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of damages to be certain.

        5.02 Buyer's Remedies. In the event Seller fails or is unable to perform its obligations pursuant to this Agreement either prior to or at Closing for any reason except the termination hereof by Seller pursuant to a right granted to it hereunder or the failure by Buyer to perform its obligations hereunder, Buyer may (a) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and this Agreement shall be terminated in all respects, subject to any other provisions that expressly survive the termination hereof, and the Earnest Money shall be promptly refunded to Buyer or, (b) seek specific performance of Seller's obligations under this Agreement.

        5.03 Attorney's Fees. In the event, either party is required to employ an attorney because of the other party's default, then the defaulting party shall pay the nondefaulting party's reasonable attorneys fees incurred in the enforcement of this Agreement. The provisions hereof shall survive the termination hereof or Closing.

                                       VI

                                    CLOSING
                                    -------

        6.01 Closing Date. The Closing shall be held at the Title Company's offices on March 18, 1998 at 3:00 p.m. ("Closing Date") or such other date or location as mutually agreed in writing by Seller and Buyer.

        6.02    Closing Matters.

        (a)     At Closing, Seller shall:

        (i) Cause the Title Company to modify (by interlineation or otherwise) the Title Commitment, thereby indicating the commitment of the Title Company to issue to Buyer the Title Policy, subject to the Permitted Exceptions, the standard printed exceptions in the usual form of the Title Policy, and the exceptions reflected in the Survey;

        (ii) Deliver originals (or true are and correct copies if the originals are not available) of all Contracts affecting the Property.

        (iii) Deliver possession of the Property and deliver keys to the Property and every lock thereon.

        (iv) To the extent available, deliver originals of all Licenses and Permits issued by appropriate governmental authorities and utility companies relating to the Property;

        (b) At Closing, Seller shall execute, acknowledge and deliver the following documents:

        (i) A Warranty Deed conveying all Seller's right, title and interest in the Land to Buyer.

through the date preceding the Closing Date. Seller shall file all necessary returns and petitions required under state and local law so as to release Buyer prior to or after Closing from any transferee liability with respect to any such Sales Taxes. Seller shall, within fifteen (15) days following the Closing Date, file its final returns and pay all of the Sales Taxes due through the date preceding the Closing Date.

        (c)     At Closing, Buyer shall:

        (i) Deliver to the Seller duly executed shares of the Common Stock provided to be transferred under paragraph 2.

        (ii) Execute and acknowledge the note, mortgage and security agreement.

        (iii) A certificate of adoption of amended by-laws of Buyer providing that the governing Board of Buyer, until the note to Seller is paid in full shall be and remain constituted as described in paragraph 2.01 (d) of this Agreement.

        (iv) Execute and acknowledge the Bill of Sale (thereby agreeing to be bound by provisions thereof);

        (v) Execute and acknowledge releases of Seller's liability and the liability of any of its members from any of the debts or guarantees made by Seller.

        (vi) Execute, acknowledge and deliver to Seller the Assignment (thereby agreeing to be hound by the provisions thereof);

        (vii) Execute and deliver such other documents as may be reasonably required by Seller or the Title Company, including evidence reasonably satisfactory to Seller and the Title Company that the person or persons executing the Closing Documents for Seller have full right, power and authority to do so

        (viii) Certificate of resolution of Sooner Holdings, Inc. authorizing the transfer of its Common Stock with the provisions required by paragraph 2.01 of this Agreement.

        (d) At closing all prepaid expenses and obligations under Contacts which are assigned to Buyer and accrued expenses with respect to the Property shall be prorated as of the Closing Date. Ad valorem taxes (real and personal) for the year of Closing shall be paid by Buyer. All utility deposits or deposits with otter companies on behalf of Seller shall be returned to and retained by Seller. All utility meters shall be read on the date prior to the Closing Date and all utilities thereafter used shall be paid for by Buyer. The provisions of this subsection (d) shall survive Closing.

        (e) Seller shall be entitled to all sums due to or earned by Seller with respect to the Property which accrued or were earned prior to the Closing Date. In the event that through inadvertency or otherwise, Seller should receive payment of sums due to or earned by Seller with

        (ii) A bill of sale (the "Bill of Sale") conveying the Personally, subject only to personal property taxes for the year of Closing and the Permitted Exceptions, as applicable;

        (iii) An assignment and assumption agreement (the "Assignment") of Seller's interest in and to any and all Contracts, Licenses and Permits (to the extent assignable and to the extent Buyer agrees to accept the assignment of any specific Contract, License or Permit in accordance with the terms of this Agreement), subject to the Permitted Exceptions, and whereby Buyer assumes Seller's obligations under the Contacts:

        (iv) All right, title and interest of Seller, if any, in and to all warranties (the "Warranties") applicable to the Facility or Personalty, but only to the extent transferable.

        (v) An affidavit stating that Seller is not a foreign person as that term is defined in Section 1445 of the Internal Revenue Code of 1986 as amended, which affidavit shall contain Seller's tax identification number;

        (vi) Certificates of such resolutions in form and content as Buyer. Buyer's lender or the Title Company may reasonably request evidencing Seller's existence, power and authority to enter into and execute this Agreement and to consummate the transactions contemplated hereby:

        (vii) Written representation signed by each of the members of Seller and acknowledged that they, individually and jointly ratify this Agreement and that they waive any rights any of them nay have that are inconsistent with the terms of this Agreement. (Exhibit F)

        (viii) A closing statement setting forth the Purchase Price and all credits. adjustments and prorations between Seller and Buyer, and the net cash to close due from Buyer;

        (ix) Certificate(s)/registrations(s) of title (if any) to any vehicles owned by Seller and used in connection with the Property;

        (x) Withdrawal of fictitious name in form and substance acceptable for recordation with the applicable governmental offices;

        (xi) Such otter documents as may be reasonably required by Buyer or the Title Company; and

        (xii) Certificate(s) under seal, issued by the appropriate official of the state and any other governmental authority having jurisdiction thereof, reflecting that Seller (or the management company, as may be applicable) has paid all required sales taxes, use taxes and state unemployment compensation contributions or other taxes required of its as an employer with respect to the Property (including any penalties and interest due thereon)(collectively referred to as "Sales Taxes") through the Closing Date, If Seller fails to deliver such certificate, or if such certificate is dated prior to the Closing Date, a portion of the Purchase Price sufficient to pay all outstanding Sales Taxes shall be escrowed with the Title Company until such time as Seller has filed its final returns and delivered updated certificates confirming payment has been made respect to the Property which accrued or were earned prior to the Closing Date, Seller agrees to promptly pay such sums to the Buyer. This subsection (e) shal survive the closing of this transaction.

        (f) All amounts paid or payable under service contracts, license agreements, advertising agreements, reservation agreements, leases, maintenance contracts and other accounts payable incurred prior to and for the period of time prior to the Closing Date, shall be assumed by Buyer and Seller shall be held harmless and indemnified therefore by Buyer. Buyer shall be responsible for amounts due and payable under service contacts, management contracts, leases maintenance contract and other accounts payable with respect to the Property incurred prior to and also after the Closing Date. This subsection (f) shall survive the closing of this transaction.

        6.03 Closing Costs, Any escrow fee or other expenses or charges charged by the Title Company shall be paid by Buyer. Buyer shall pay the cost for the Title Policy and the cost of the Survey. Buyer shall pay the costs of all inspections or tests undertaken by Buyer. Buyer shall pay all costs associated with financing the acquisition of the Property. All other costs shall be paid by Buyer at closing. Except as otherwise provided in Section 5.03, each party shall be responsible for the payment of its own attorney's fees incurred in connection with the transaction which is the subject of this Agreement.

        6.04 Real Estate Commission. Seller and Buyer represent and warrant to each other that, no broker, finder or auctioneer was instrumental in submitting, showing, or selling the Property to Buyer. Seller hereby agrees to defend. indemnify. and hold harmless Buyer, and Buyer hereby agrees to defend indemnify, and hold harmless Seller from and against any claim by third parties for brokerage, commission, finders or other fees relative to this Agreement or the sale of the Property, and alleged to be due by authorization of the indemnifying party, and any court costs. attorneys' fees or other costs or expenses arising therefrom. The indemnification provisions of this Section shall survive the termination hereof or the Closing.

        6.05 Sales Tax. All sales tax, if any, resulting from the sale of property, shall be paid by Buyer.

                                      VII

                                  RISK OF LOSS
                                  ------------

        7.01 Risk of Loss. Until Closing. Seller alone shall bear the risk of loss should there be damage to any of the Property by fire or other casualty which occur after the Effective Date (collectively "Casualty"). After the execution of this Agreement and prior to the Closing any of the Property shall be damaged by fire or other casualty, Seller shall promptly deliver to Buyer written notice ("Casualty Loss Notice") of such casualty.

        7.02 Material Loss. If prior to the Closing there shall occur damage to the Property caused by fire or other casualty which would cost $25,000 or more to repair, then in any such event, Buyer may, at its option, elect to terminate this Agreement by written notice to Seller within twenty (20) days after the date of Seller's notice to Buyer of the casualty or at the Closing, whichever is earlier, in which case the Earnest Money shall be delivered to Buyer, and neither party shall have any further rights or obligations hereunder, other than as set forth herein with respect to rights and obligations which survive termination. If Buyer fails to timely make its election to terminate this Agreement, then the Closing shall take place as provided herein without reduction of the Purchase Price (except that the Purchase Price shall be reduced by the amount of any deductible on Seller's insurance policies). and there shall be assigned to Buyer at the Closing all interest of Seller in and to any casualty insurance proceeds which may be payable to Seller an account of any such occurrence and the Purchase Price shall be reduced by the amount of any deductible on Seller's insurance policies.

        7.03 Nonmaterial Loss. If prior to the Closing there shall occur damage to the Property caused by fire or other casualty which would cost less than $25000 to repair, then in any such event, Buyer shall have no right to terminate this Agreement, but there shall be assigned to Buyer at Closing all interest of Seller in and to any casualty insurance proceeds which may be payable to Seller an account of any such occurrence.

                                      VIII

                          OPERATIONS PRIOR TO CLOSING
                          ---------------------------

        8.01 Maintenance of Business. Seller agrees that, from the execution of this Agreement to the Closing Date it will: (i) manage and operate the assets comprising the Property only in the ordinary and usual manner so as to maintain the good will it now enjoys and use all reasonable efforts to keep available the services of its present employees; and preserve its relations with guests, patrons, suppliers, customers and others having business dealings with it; (ii) maintain the Property and Personalty in good repair, order and condition, and permit no further damage or deterioration other than may occur in the ordinary course of operation of the Property and Personalty; (iii) not remove or permit to be removed from the Land any of the buildings or structures constituting the Property without the prior written consent of Buyer; (iv) not remove or permit to be removed from the Land or Property any of the personal property constituting any of the Personalty (unless replaced with an item of comparable value) other than those consumables expended in the ordinary course of business, which consumables shall be replenished to meet normal consumable inventory quantities; (v) not file, transfer, convey, lease, mortgage or otherwise encumber the Land or Personalty, it being expressly agreed that all mortgages, deeds of trust, financing agreements and other financial encumbrances affecting the Land and Personalty shall be paid in full at Closing unless the liability therefor is assumed by Buyer; (vi) not grant any. licenses, easements or other uses or enter into any contractual agreements affecting the Property. (vii) not make any commitment or incur any liability to any labor union, through negotiations or otherwise; (vii) not materially alter, cancel or amend any of the Contracts except as approved by Buyer in writing prior to such alteration, cancellation or amendment; (viii) not enter into or renew any of the Contracts affecting the management, operation, franchise or maintenance of the assets constituting the Property without prior written consent of Buyer; (ix) not suffer or permit any default to exist or occur under the terms of any of the Contracts; (x) enforce the provisions of the Contacts, but shall take no written action against any party thereto based on a default thereunder without first obtaining the written approval of Buyer; and (xi) fully cooperate with all reasonable requests of Buyer to accomplish transfer and assignment of all Licenses and Permits.

        8.02 Maintenance of Insurance. Seller shall keep in full force and effect through the Closing Date such insurance policies as are currently in effect covering or in any way pertaining to each and all of the insurable assets comprising the Property.

        8.03 Operating Supplies. At the Closing, normal operating supplies shall be on hand at the Property for Buyer's use.

        8.04 Survival. The foregoing agreements of Seller shall survive the Closing for a period of one year following the Closing Date.

                                       IX

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

        9.01 Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer the following:

        (a) Due Diligence Deliveries. To Seller's knowledge, the Documents delivered or made available to Buyer by Seller pursuant to Section 3.02 of this Agreement are true. accurate and complete in all material respects.

        (b) Compliance with Laws. To Sellers knowledge, Seller has not received any written notice that the construction or use of the Property will or does violate any applicable laws or any restrictive covenant or deed restriction affecting the Property.

        (c) Foreign Status. Seller is not a "foreign person" within the meaning of Sections 1445 and 1701 of the Internal Revenue Code of 1986, as amended.

        (d) Authority. Seller is a corporation organized and validly existing under the laws of the State of Oklahoma. Seller has the full legal right and power and all authority and approval required to enter into execute and deliver this Agreement and all other agreements contemplated by this Agreement. and to perform fully its obligations under this Agreement and all other agreement contemplated by this Agreement. This Agreement and all other agreements contemplated by this Agreement have been or will be duly executed and delivered and are or will be upon execution the valid and binding obligations of Seller enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

        (e) Litigation. To Seller's knowledge, Seller has not been served with any lawsuits presently pending affecting the Property except Case No.CJ-98-1344-61 filed in the District Court of Oklahoma County, Oklahoma by David Talbot and others. As a condition of this Agreement and upon execution of this Agreement, Seller will cause Plaintiff to dismiss the case with prejudice and furnish to all parties a common law release of all asserted cause of action or causes of action which could have been asserted by Plaintiffs against any of the Defendants.

        (f) Material Compliance. To Seller's knowledge, Seller is in material compliance with all of its material obligations under the Contracts, Licenses and Permits.

        (g) Contracts. To Seller's knowledge, as of the Closing, the only Contracts in effect at the Property will be those which Buyer is assume.

        (h) No Rights to Purchase. No person or entity has or on the Closing Date shall have any right or option to acquire all or any portion of the Property, other than Buyer.

        (i) Easements. To Seller's knowledge, here are no pending street changes which would widen the streets contiguous to the Property or alter access and/or routes in the immediate vicinity of the Property.

        (j) Hazardous Material. To Seller's knowledge, but without any investigation of any kind whatsoever, except as disclosed to Buyer by Seller in writing, neither Seller nor any previous owner of the Property has used, generated, processed, stored, disposed of, released or discharged any Hazardous Substances (defined below) on, under or about the Property other than negligible quantities of any Hazardous Substances typically contained in commercial cleaning and construction products which have been used and disposed of in accordance with all applicable laws. As used herein, "Hazardous Substance" shall mean all substances (including, without limitation, asbestos) which are included under or regulated by any Environmental Law.

        (k) Taxes. To Seller's knowledge, Seller has paid, or will have paid at Closing, all accrued sales, and other taxes relating to the Property prior to their delinquency and will pay all such taxes attributable to Seller's ownership of the Property.

        (l) Material Change. Seller shall immediately notify Buyer of any material chance with respect to the Property occurring after the Effective Date and on or prior to the Closing Date.

        (m) Title/Liens. Seller is the rightful owner and holder of the Land and the sole Owner of the Property free and clear of any and all liens, encumbrances and restrictions of any kind, except the Permitted Exceptions and any mortgage to be assumed by Buyer. ("Liabilities").

        (n) Employee Benefit Plans and Employment Matters. Seller does not maintain or contribute to any employee benefit plans, as defined in Section 3
(3) of the Employee Retirement Income Security Act of 1974, as amended. To Seller's knowledge, there are no employees of Seller or any management company at the Property or otherwise who, by reason of any legal requirement or by reason of any union or other employment contract, written or otherwise, or any other reason whatsoever, would become employees or Buyer as a result of the purchase of the Property by Buyer.

        (o) Insurance Policies. Seller has maintained all requisite insurance coverage on the Property, and any and all such policies are currently in full force and effect, Seller has received no written notice from any insurer of the Property or any portion thereof, with respect to any portion of the Property, or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations or other work on the Property.

        (p) Fictitious Name Filings. Except as disclosed to Buyer, Seller has not filed any fictitious name filings or registrations with respect to any names used in connection with the Property. This includes, but is not limited to, names used in connection with any restaurants, lounges, bars. or any portion of the Property.

        (q) License Agreement. The License Agreement is in full force and effect as of the date hereof, has not been modified or amended, as Seller has received no written notice that it is in default thereunder.

The foregoing representations and warranties shall be deemed to be repeated by Seller on the Closing Date and shall survive the Closing for a period of one year following the Closing Date. As used in this Agreement the words "Seller's knowledge" or words or similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Seller after, and based solely upon, making reasonable inquiry.

                                       X

                               BUYER'S WARRANTIES
                               ------------------

         10.01 Buyer's Warranties,

        (a) Buyer warrants that it has a commitment for a loan of not less than $300,000 and that the funds will be used solely for repair, remodel and rehabilitation of the property.

        (b) Buyer warrants that all information provided to Seller in the Sooner Holdings. Inc. Ratification Agreement and Letter of Investment Intent, Private Disclosure Memorandum, is true and correct.

        (c) Buyer warrants that it is the owner of the Stock of Sooner Holdings Inc., to be transferred to Seller hereunder and that the stock is free and clear of any liens, encumbrances, and charges and that Seller has full power to sell and transfer the Stock to Buyer.

        (d) Buyer represents and warrants that One Millions Shares of Common Stock represents 8% of the issued and outstanding stock of Sooner Holdings, Inc.,

                                       XI

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

        11.01 Conditions to Buyer's Obligations, It shall be a condition precedent to Buyer's obligations to consummate the purchase of the Property that on the Closing Date all of the following conditions shall exist:

        (a) Buyer shall have obtained financing for the rehabilitation of the Property to permit it to remodel and rehabilitate the Property and obtain ACA Accreditation as required by the Oklahoma Department of Corrections on or before July 1. 1998.

        (b) Buyer shall have obtained a consent of the Oklahoma Department of Corrections to transfer to Buyer the Department's Contract with Seller.

                                      XII

                                  MICELLANEOUS
                                  ------------

        12.01 Binding Effect and Assignability. This Agreement, and the terms, covenants. and conditions herein contained, shall be covenants running with the land and shall insure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. Buyer shall have no right to assign all or any portion of its rights, interest, or obligations under this Agreement without the prior written consent of Seller; provided, however, that notwithstanding the above restriction, Buyer shall have the right to assign all of its rights and interests under this Agreement and delegate all of its obligations under this Agreement to any entity controlled by or under common control with Buyer.

        12.02 Notice. Any notice, communication, request, reply, or advice (collectively, "Notice") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served by depositing the same in the United States mail, postage paid, registered or certified and addressed to the party to be notified, with return receipt requested; by delivering the same to such party or an agent of such party; or by sending a telecopy or a post-paid telegram, when appropriate, addressed to the party to be notified. Notice given in the manner hereinabove described shall be effective only if and when received by the party to be notified. For the purposes of notice, the addresses of the parties shall, until changed as hereinafter provided be as follows:


        Seller:                New Directions Centers of America, LLC
                               3115 N, Lincoln Blvd.
                               Oklahoma City, Oklahoma 73105
                               Fax No: (405) 525-5668
                               Attn: Ron Alexander

        With Copies to:        B. Wayne Dabney
                               Holloway. Dobson,  Hudson, Bachman,
                                Alden, Jennings & Holloway
                               One Leadership Square - Suite 900
                               211 North Robinson
                               Oklahoma City, Oklahoma 73102-7102
                               Telecopier No: (405) 235-1707

        Buyer:                 ND Acquisitions, Inc.
                               2680 West 1-40
                               Oklahoma City, OK 73108
                               Fax No: (405) 236-3922
                               Atm: R, C, Cunningham

        Copies to:             John Hudson, Esq.
                               1601 N.W. Expressway St., Suite 1910
                               Oklahoma City, OK 73118
                               Fax No: (405) 840-4671


        12.03 Time. Time is of the essence in all things pertaining to the performance of this Agreement.

        12.04 Governing Law, This Agreement shall be construed in accordance wit the laws of Oklahoma.

        12.05 Authority of Seller and Buyer. Seller represents, warrants and covenants to and with Buyer that Seller has full right, power and authority to enter into this Agreement and, at Closing, will have full right, power and authority to consummate the sale provided for herein. Buyer represents, warrants and covenants to and with Seller that Buyer has full right, power and authority to enter into this Agreement and at Closing, will have full right, power and authority to consummate the sale provided for herein.

        12.06 Waiver. No waiver of any of the terms and conditions of this Agreement or of the exercise of any right or remedy hereunder shall be valid unless signed by the party against whom such waiver is asserted. A failure to delay to enforce the rights set out herein by the holder thereof shall not constitute a waiver of said rights or be considered as a basis for estoppel. The holder may exercise his rights hereunder despite said delay or failure to enforce said rights.

        12.07 Invalidity or Unenforceability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

        12.08 Arbitration. Any dispute arising under this Contract shall be subject to and resolved by Arbitration conducted pursuant to THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

        EXECUTED AT OKLAHOMA CITY, OKLAHOMA, THE YEAR AND DATE ABOVE WRITTEN:

                                SELLER:

                                NEW DIRECTION CENTERS OF AMERICA, L.L.C.


                                By:     /s/
                                   -------------------------------------
                                   HORIZON LODGES OF AMERICA, INC.


                               By:     /s/
                                   -------------------------------------
                                   ROBERT GRAHAM


                               By:
                                   -------------------------------------



                               By:
                                   -------------------------------------

                               BUYER:

                               ND ACQUISITIONS CORP.


                               By:     /s/
                                   -------------------------------------
                                   R. C. CUNNINGHAM



                                LIST OF EXHIBITS
                                ----------------

                A.      LEGAL DESCRIPTIONS OF THE LAND

                B.      LIST OF PERSONALTY

                C.      CONTRACTS

                D.      LICENSES & PERMITS

                E.      INTANGIBLES

                F. LIST Of MEMBERS OF NEW DIRECTION CENTERS OF AMERICA, L.L.C. AND HORIZON LODGES OF AMERICA, INC.

                G.      AMENDMENT OF PURCHASE AGREEMENT

                                  EXHIBIT "A"


                               LEGAL DESCRIPTION


                             3115 N. LINCOLN BLVD.

                            OKLAHOMA CITY, OKLAHOMA


A part of the Northwest Quarter of Section Twenty-two (22), Township Twelve (12) North, Range Three (3) West of the Indian Meridian, Oklahoma City, Oklahoma County, Oklahoma, according to the U.S. Government Survey thereof, more particularly described as: BEGINNING at a point the East line of said Northwest Quarter (NW/4), 130.00 feet North of the Southeast corner of the said Northeast Quarter (NW/4): Thence North along the East line of said Northwest Quarter (NW/4) a distance of 230.00 feet: Thence West and parallel to the South line of said Northwest Quarter (NW/4) a distance of 585.00 feet: Thence South and parallel to the East line of said Northwest Quarter (NW/4) a distance of 230.00 feet: Thence East and parallel to the South line of said Northwest Quarter (NW/4) a distance of 585.00 feet; to the point or place of beginning.


                                  EXHIBIT "B"


                               LIST OF PERSONALTY



VEHICLES:

1984 Dodge Ram 15 Passenger Van
I988  Chevrolet Astro Van 7 Passenger
1992 Ford 15 Passenger Van

COMPUTERS:

Acer Two Gig Hard Drive VGA Color Monitor
PC & Custom Two Gig Hard Drive VGA Color Monitor
HP DeskJet 722 C Printer

BEDS:

125 Twin Regular Beds (must be replaced will not meet ACA)

AIR CONDITIONERS:

46 Through the wall units (must be replaced due to age and seer rating)

BEDDING AND TOWELS:

200 Sets of Linens
260 Towels and 250 Wash Cloths

DESKS:

Two Secretarial Desks
Three Executive Desks

Four Folding Conference Tables
Four Filing Cabinets Four Drawer
One Lateral Three Drawer

All kitchen equipment is leased or a part of the equipment that came with the property when leased. All of the chairs and other miscellaneous office equipment belongs to the property.


                                   EXHIBIT C

                                   CONTRACTS

Halfway House Service Contract (Oklahoma Department of Corrections) Public Works Contract (Oklahoma Department of Corrections)

Office of the State Fire Marshal


                         HALFWAY HOUSE SERVICE CONTRACT


        THIS AGREEMENT, made and entered into this 19th day of June, 1997, by and between the OKLAHOMA DEPARTMENT OF CORRECTIONS, Chief of Staff and Operations, hereinafter called the "DEPARTMENT" and New Directions of America, hereinafter called the CONTRACTOR.

        WHEREAS, the DEPARTMENT desires to purchase the services of CONTRACTOR for those purposes and duties hereinafter enumerated on paragraph I and 2 below, and;

        WHEREAS, the CONTRACTOR is willing to provide such services under the tenns and conditions hereinafter set forth.

        NOW THEREFORE, in consideration of these premises and agreements hereinafter set forth, the parties hereby agree as follows:

I.      Conditions and Services
        -----------------------

A. Shall provide three nutritionally balanced meals daily per correctional client.

B. Shall provide, at a minimum, 60 square feet of living space for each individual living area. Shall provide at least one on duty alert staff for each 40 clients for supervision and assistance to correctional clients at all times. One individual should be a roving patrol when all other staff are absent.

C. Shall provide procedures to maintain all client information in strict confidence and shall not release such information, be that information pertinent to a presently or previously assigned client, without first receiving clear;mce from the superintendent/designee of the host facility and/or release from the subject client. Exception: host facility staff, showing proper identification, are guaranteed inmate record accessibility at any time. Shall maintain facility in such condition so as to comply with 'all applicable local and state fire and health codes, as well as compliance with Life Safety Codes. Copies of each inspection shall be provided to the DEPARTMENT at the time of the contract signing.


D. Shall provide recreational facilities on grounds (i.e. pool tables, card tables, weight room, etc.) and/or weekly transportation to facilities for additional recreational activities. (i.e. team sports, use of gymnasium, etc.).
E.

F.

Shall maintain facility in compliance with written standards as provided by the department. (Attachment A) The vendor must show compliance with 95 percent of the standards. Failure to comply shall result in a 90 day probationary period, after which the department will again review the standards ensuring compliance. If at the end of the 90 day probationary period the facility again shows noncompliance, the Department shall reduce the bed utilization 20 percent for the remainder of the contracting period.

ff. Shall provide a reintegration counselor to provide guidance and make appropriate community referrals for employment and budgeting services. If PPCS homeless inmates are provided housing at the facility, there must be assistance from staff to help the offender find a job within 3 0 days and a home within 60 days.

Shall provide such additional services as the DEPARTMENT may require and which are necessary to maintain the health and safety of the inmate(s) serviced under this contract. Shall ensure a case manager/counselor maintains individual files documenting each client's program goals, place of employment, programmatic leaves, and any other significant events. A.

All medical and/or dental services shall be provided by the DEPARTMENT unless alternate services are approved by the DEPARTMENT or such service is a result of a medical and/or dental emergency. The CONTRACTOR shall notify the DEPARTMENT of any medical/dental emergency immediately after such emergency or within the first working day after said emergency.

I.

J.

K. Shall ensure that each client budgets earned income according to Department of Corrections policy and that time credits are submitted monthly on each client in a timely manner.

Shall provide all transportation for offenders for program, employment, and all other departmental activities except from one Department of Corrections facility to another.

M. Shall provide information to departmental staff of the arrest of any employee of the halfway house. Each halfway house employee shall be fingerprinted by the host facility of the department.

N. At a minimum, those vendors contracting for 20 or more bedspaces per day, shall enter into candidate status for American Correctional Association accreditation for Standards for Adult Community Residential Services, Second Edition, within six months after the signing of the contract and receive such accreditation within 18 months of the aforementioned date, if accreditation has not been obtained prior to the signing of the contract.

1I.     Area of Performance
        -------------------

The services of the CONTRACTOR shall be performed under the general administration of David C. Miller, chief of Staff and Operations, Oklahoma Department of Corrections. The CONTRACTOR will be inspected quarterly and audited annually to ensure that the conditions and services are being adequately provided.

III.    Medical Responsibilities
        ------------------------




4

1 Medical emergency shall be defined as danger or threat of the loss of life or extremity.

2. Dental emergency shall be defined as acute problems in mouth exhibiting symptoms of pain, swelling, bleeding, and/or elevation of temperature.

B .


IV.     Pgyment for Service
        ------------------

A. As consideration for such services as outlined in Section I above, the DEPARTMENT shall pay CONTRACTOR $3 1.00 per man-day, excluding dates of arrival and departure.

B. The DEPARTMENT shall not be liable for and shall not pay CONTRACTOR for expenses incurred by CONTRACTOR, except those herein expressly provided.

V.      Termination of Convenience
        --------------------------

        Either party may terminate this AGREEMENT at any time by giving written notice to the other party of such termination and specifying the effective date thereof, at least 30 days prior to the effective date of such termination, and such written notice shall be by registered mail to the DEPARTMENT at 3400 Martin Luther King Avenue, Oklahoma City, Oklahoma 73136, or to the CONTRACTOR at 3115 North Lincoln Blvd.,
4,- 1-2 -)
DATE
Ujj\--- -
David C. Miller, Chief of Staff and Operations day of 1997.




NOTARY PUBLIV
b4~
day of  1997.

41

Oklahoma City, OK 73105. Notice given pursuant to the ~rovisions of this paragraph shall be deemed sufficient for all purposes.

VI.     Duration of Aareement
        ---------------------

This contractual AGREEMENT shall be in effect to June 30, 1998, the end of the current fiscal year for the state of Oklahoma.

VIL     Regulations

This AGREEMENT and all rights and duties arising thereunder, shall be governed, interpreted, and construed under the laws of the state of Oklahoma.

IN WITNESS WHEREOF, the parties have executed this AGREEMENT in triplicate on the day and year first written above.

OKLAHOMA DEPARTMENT OF CORRECTIONS

SUBSCRIBED and SWORN to before me this

MY COMMISSION EXPIRES:
f-2

4

New Directions of America

DATE    (Name of Contractor and Title)

SUBSCRIBED and SWORN to before me this

MY COMMISSION EXPIRES:
F - 2 Z- - - Co Ci

NOTARY PUBLfC/



Written policy, procedure, and practice provide that the facility and its programs are managed by a single administrative officer. (3-ACRS-IA-06)

Written policy, procedure, and practice provide for operating and maintaining the facility as specified in a manual that is aceessible to all employees. (3-ACRS-lA-1 1) The facility has a written policy concerning conflicts of interest. (3-ACRS-lA-23)

DEPARTMENT OF CORRECTIONS
HALFWAY HOUSE REQUIREMENTS

An annual audit of the below listed standards shall be conducted by the Department of Correctiorfs staff during the first two quarters of each fiscal year. At a minimum 95 percent of all standards must be found in compliance. Additional reviews of standards may occur on a random basis during quarterly inspections by the department staff. Any deviation from the provisions of the list of requirements (LOR) shall be requested by the contractor to the Department of Corrections through the supervisor of the host facility.

                   CHAPTER 1 - ADMINISTRATION AND MANAGEMENT

Written policy, procedure, and practice provide that the sole proprietor operating a facility is able to document that necessary legal measures have been taken to provide continuity of service in the event of bankruptcy, incapacitation, retirement, or death. (3-ACRS- I A-02)

2.

4.

8.
4

There is a document that describes the facility's organization. The description includes an organizational chart that groups similar functions, services, and activities in administrative subunits. The chart is reviewed at least annually and updated if needed. (3-ACRS-IA-08) 0 Written policy, procedure, and practice provide that policies are reviewed at least annually and that new or revised policies and procedures are disseminated to designated staff and volunteers. (3-ACRS-IA-12) 6. Written policy, procedure, and practice provide for regular meetings, at least monthly, between the administrator and key staff members. (3-ACRS-lA-14)
Written policy, procedure, and practice provide for a system of communication between all levels of staff and offenders. (3-ACRS-lA-15)

                         CHAPTER 2 - FISCAL MANAGEMENT

I Written policy, procedure, and practice provide that the facility prepares an annual written budget of anticipated revenues and expenditures that is approved by the appropriate governing authority. (3-ACRS-IB-03)

Writteft policy, procedure, and practice specify that the methods used for the receipt, safeguarding, disbursing, and recording of funds comply with accepted accounting procedures. (3-ACRS-IB-08) 2.

Written  policy,   procedure,   and  practice   specify  that  equal  employment
opportunities exist for all positions. (3-ACRS-IC-04)

Written policy, procedure, and practice provide that there are written j ob descriptions and j ob qualifications for all positions. Each job description includes, at a minimum: job title, responsibilities of the position, required minimum experience, and education. (3-ACRS-lC07)

2.

Written policy, procedure, and practice provide for insurance coverage that includes, at a minimum, property insurance and comprehensive general liability insurance; such insurance is provided either through private companies or self-insurance. (3-ACRS-lB-14)

Written policy, procedure, and practice provide that the facility administrator or designee is responsible for the collection and disbursement of offender funds within the facility. (3-ACRS-IB-18)

5. Written policy, procedure, and practice provide that offenders pay for program services rendered at a reasonable rate as determined by the authority having jurisdiction. (3-ACRS

1B-19)


                               CHAPTER3-PERSONNEL

1. Written policy, procedure, and practice require employees to sign statements acknowledging access to and awareness of personnel policies and regulations. (3-ACRS-lC-03)



Written policy,  procedure, and practice prohibit sexual harassment.  (3-ACRS- I
        C-05) 4
4. Written policy, procedure, and practice specify support for a drug-free workplace for all empl9yees that is reviewed annually and includes, at a minimum, the following:

prohibition of the use of illegal drugs
prohibition of possession of any illegal drug, except in the performance of official duties procedures to be used to ensure compliance I opportunities available for treatment and/or counseling for drug abuse penalties for violation of the policy

(3-ACRS-lC-06)

5.

Written policy, procedure, and practice prbvide that compensation and benefit levels for all personnel are comparable to similar occupational groups in the community. (3-ACRS-IC-08) Written policy, procedure, and practice provide that a criminal record check is conducted on all new employees and volunteers in accordance with state and federal statutes. (3-ACRSIC-1 1) Written policy, procedure, and practice provide that the facility's training and staff development program uses community resources. (3-ACRS-ID-04)

4

Written policy, procedure, and practice provide that all training programs are pres(~nted by persons who are qualified in the areas in which they conduct training. (3-ACRS-ID-05)

Written policy, procedure, and practice provide that all new employees receive 40 hours of orientation training before undertaking their assignments. Orientation training includes, at a minimum, the following: a historical perspective of the facility, facility goals and objectives, program rules and regulations, job responsibilities, personnel policies, offender supervision, and report preparation. The employee signs and dates a statement indicating that orientation has been received. (3-ACRS-ID-08)

6.

8.

2.

3.

4.

Written  policy,  procedure,  and  practice  provide  that the  agency  does not
discriminatt  against  or  exclude  from  employment   qualified   ex-offenders.
(3-ACRS-IC-10)

Written policy, procedure, and practice provide that employees, consultants, and contract personnel are informed in writing about the facility's policies on confidentiality of information and agree in writing to abide by them. (3-ACRS-IC-17) 10. Written policy, procedure, and practice provide that the facility administrator and/or governing authority systematically determine and review staffing requirements at least annually. (3-ACRS-IC-19) CHAPTER 4 - TRAINING AND STAFF DEVELOPMENT Written policy, procedure, and practice provide that the staff development and training program is planned, coordinated, and supervised by a qualified employee. The training plan is reviewed annually. (3-ACRS-lD-01)

5. Written policy, procedure, and practice provide that all administrative, managerial, and professional specialist staff receive 40 hours of training in addition to orientation training during the first year of employment and 40 hours of training each year thereafter. At a minimum, this training covers the following areas: general management, labor law, employee-management relations, the criminal justice system, and relationships with other service agencies. (3-ACRS-lD-09)

SUMMARY OF ORIENTATION AND MINIMUM TRAINING HOURS

The following description of general job categories job categories should be used in determining minimum training requirements as outlined in the standards. Contract or part-time employees shouid receive training similar to full-time employees in their particular category and pertinent to their role in working with adults.

CATEGORY        TYPICAL                 BASIC           TRAINING        TRAINING
                POSITION                ORIENTATION     HOURS-          HOURS-
                TITLES                                  FIRST           EACH
                                                        YEAR ON         YEAR
                                                        THE JOB         THERE-
                                                                        AFTER


CLERICAL/       secretaries, clerks,    40              16              16
SUPPORT         typists,
(Minmum         computer/warehouse
 Contact)       personnel,
                accountants,
                personnel staff

SUPPORT         Food service,           40              40              40
(Regular        industry work
or Daily        supervisors,
Contact)        maintenance work
                supervisors

PROFESSIONAL    Case managers,          40              40              40
SPECIALIST      counselors, social
                workers, teachers,
                psychologists,
                librarians, medical
                personnel, chaplains,
                recreation specialists

ALL OFFENDER    All staff assigned to   40              40              40
SUPERVISION     full-time supervision
STAFF           duties

ADMINISTRATIVE  Superintendents,        40              40              40
MANAGEMENT      deputy or assistant
PERSONNEL       superintendents,
                business managers,
                personnel directors,
                care supervisors,
                shift supervisors


Written policy, procedure, and practice provide that all new offender careworkers receive an additional 40 hours of training during their first year of employment and an additional 40 hours of training each subsequent year. At a minimum, this training covers the following areas: t Written policy, procedure, and practice provide that all support employees who have regular or daily contact with offenders receive 40 hours of training in addition to orientation training during their first year of employment and 40 hours of training each year thereafter. (3-ACRS1D-1 1)

Trainihg: An organized planned and evaluated activity designed to achieve specific learning objectives. Training may occur on-site, at an academy or training center, at an institution of higher learning, through contract service, at professional meeting, or through closely supervised on-the-job training. Meetings of professional associations are considered training when there is clear evidence of specific learning objectives relative to the employee's career track.

6.

7.

security procedure supervision of offenders signs of suicide risks use-of-force regulations and restraint techniques report writing offender rules and regulations rights and responsibilities of offenders fire and emergency procedures safety procedures key control interpersonal relations social/cultural lifestyles of the offender population cultural diversity training communication skills first aid/cardiopulmonary resuscitation (CPR) counseling techniques crisis intervention sexual harassment legalissues (3-ACRS-lD-10)

                            CHAPTER 5 - CASE RECORDS

1. Written policy, procedure, and practice that a record is maintained for each offender and includes, at a minimum, the following information:
0 initial intake information form




1. Written policy, procedure, and practice provide for recruiting citizen involvement and volunteers. (3-ACRS-IG-01) Written policy, procedure, and practice provide that each volunteer completes an appropriate, documented orientation and/or training program prior to assignment. (3-ACRS-IG-07) Written policy, procedure zoning ordinances. (3-ACRS-2A-02) and practice provide that the facility conforms to all applicable I Written policy, procedure, and practice provide that the facility complies vAth the regulations of the fire authority having jurisdiction. (3-ACRS-2A-03) 4 case information from referThl source, if available case history/social history medical record, when available individual plan or program signed release of information forms evaluation and progress reports current employment date program rules and disciplinary policy, signed by offender documented legal authority to accept offender grievance and disciplinary record referrals to other agencies final discharge report

(3-ACRS-IE-02)

Written policy, procedure, and practice require that all entries in the case record are signed and dated. (3-ACRS-IE-03)

3. Written policy, procedure, and practice provide that records are safeguarded from unauthorized and improper disc.losure and that when any part of the information system is computerized, security ensures confidentiality. (3-ACRS-IE-06)

                 CHAPTER 6 - CITIZEN INVOLVEMENT AND VOLUNTEERS


4

~2.

2.

3.

3. Written policy, procedure, and practice specify that volunteers may perform professional services only when they are certified or licensed to do so. (3-ACRS-lG-09)

                     CHAPTER 7 - BUILDING AND SAFETY CODES

Written policy, procedure, and practice provide that the facility conforms to all applicable building codes. (3-ACRS-2A-01)

Staff offices in living areas are located so that the staff is readily actessible to offenders. ACRS-2B-03) The facility is located to facilitate the use of community-based services. (New construction only.) (3-ACRS-2B-04)

The facility has, at a minimum, one operable toilet for every 10 olffenders in male facilities and one for every eight offenders in female facilities. Urinals may be substituted for up to one-half of the toilets in all male facilities. (3-ACRS-2C-05)

                  CHAPTER 8 - SIZE, LOCATION, AND ORGANIZATION

1 .

2.

3. The facility is either located within one mile of public transportation, or other means of transportation are available. (3-ACRS-2B-05)


2.

Each sleeping room has, at a minimum, the following:

some degree of privacy for the offender 25-square feet of unencumbered space per occupant access to toilets and a wash basin with hot and cold running water 24 hours a day a bed, mattress, pillow, desk, chair or stool, and hooks or closet space natural light temperatures that are appropriate to the summer and winter comfort zones. (3-ACRS-2C-02)

The facility has, at a minimum, one operable wash basin with hot and cold running water for every six offenders. (3-ACRS-2C-06)

4. The facility has, at a minimum, one operable shower or bathing facility with hot and cold running water for every eight offenders. Water temperatures are thermostatically controlled. (3-ACRS-2C-07)

5. Written policy, procedure, and practice provide that the facility has one operable washer and one operable dryer for every 16 offenders, or equivalent laundry capacity is available within one mile of the facility. (3-ACRS-2C-08)

6. Written policy, procedure, and practice provide that offenders with disabilities are housed in a manner that provides for their safety and security. Appropriate facility programs and activities are accessible to offenders with disabilities according to applicable law. (3-ACRS

2C-09)

1.

Adequate space is provided for storing the personal property of offenders. (3-ACRS-2C-10)

Written policy, procedure, and practice provide that the facility permits offenders to decorate their living and sleeping quarters with personal possessions. Regulations concerning the rules, are available to all offenders and staff. The rules are reviewed annually and revised, if necessary. (3-ACRS-2C-1 1) Adequate space and furnishings to accommodate activities, such as group meetings of the offenders, are provided in the facility. (3-ACRS-2E-01)

Adequate private counseling space is provided in the facility. (3-ACRS-2E-02)

Written policy, procedure, and practice provide for adequate and appropriate areas for visiting and recreation programs. (3-ACRS-2E-03) Adequate dining space is provided for offenders. (3-ACRS-2E-04) When the facility has a kitchen, the kitchen, dining, and food storage areas are properly ventilated, properly furnished, and clean. (3-ACRS-2E-05)

Written policy, procedure, and practice require that offender careworker staff maintain a permanent log and prepare shift reports that record routine information, emergency situations, and occur in the facility. (3-ACRS-3A-04)

7.

8.

4

2.

3.

4

5.

2.

                     CHAPTER 10 - ENVIRONMENTAL CONDITIONS

Written policy, procedure, and practice provide that all sleeping quarters in the facility are well-lighted and properly ventilated. Natural lighting should be provided wherever possible. Documentation shall be provided by an independent, qualified source that lighting is at least 20 footcandles at desk level and in personal grooming areas and air circulation is at least 15 cubic feet of outside or recirculated filtered air per minute per person. (3-ACRS-2D-01) CHAPTER 11 - PROGRAM AND SERVICE AREAS Toilet and wash basin facilities are available to food service personnel and offenders in close proximity to the food preparation. (3-ACRS-2E-06) CHAPTER 12 - SUPERVISION Written policy, procedure, and practice provide that the staffing pattern concentrates staff when most offender are in the facility. (3-ACRS-3A-03)

Writtenpolicy,  procedure,  and  practice  provide  that  staff  conduct a daily inspection, including holidays and weekends, of all areas occupied by offenders and submit a daily written report to the facility administrator. Unoccupied areas are to be inspected weekly. (3-ACRS-3A-09) provision for an adequate fire protection service a system of fire inspections and testing of equipment at least quarterly or at intervals approved by the authority having jurisdiction, following the procedures stated for variances, exceptions, or equivalencies an annual inspection by local or state fire official or other qualified person(s)

availability of fire protection equipment at appropriate locations throughout the facility The facility has a fire protection alarm system and an automatic detection system that is approved by the authority having jurisdiction. All system elements are tested on a quarterly basis; adequacy and operation of the systems are approved by a state fire official or other qualified authority annually. (3-ACRS-3B-02)

Written policy, procedute, and practice limit the use of physical force to instances of selfprotection, protection of the offender or others, prevention of property damage, prevention of escape, and in accordance with appropriate statutory authority. In no event is physical force justifiable as punishment. A written report is prepared following all uses of force and is submitted to the facility administrator. (3-ACRS-3A-05)

4. Written policy, procedure, and practice provide that persons injured in an incident receive immediate medical examination and treatment. (3-ACRS-3A-06)

6.

Written policy, procedure, and practice provide that the use of firearms is prohibited in the facility except in case of emergency. (3-ACRS-3A-07)

7. Written policy, procedure, and practice provide that the staff monitor the movement of offenders into and out ofthe facility. (3-ACRS-3A-1 1)

8. Written policy, procedure, and practice provide for searches to control contraband and its disposition at a level commensurate with security needs. This policy is made available to staff and offenders. Policy and procedure are reviewed at least annually and updated, if necessary.

(3-ACRS-3A-13)


                  CHAPTER 13 - SAFETY AND EMERGENCY PROCEDURES

4

1 Written policy, procedure, and practice specify fire prevention regulations and practices to ensure the safety of staff, offenders, and visitors. These include, but are not limited to:

2.
(3-ACRS-3B-01)

Written policy, procedure, and practice govern the control ahd use of all flammable, toxic, and caustic materials. (3-ACRS-3B-03) Written policy, procedure, and practice provide that evacuation drills are conducted at least monthly. (3-ACRS-3B-08) Written policy, procedure, and practice provide for informal resolutions of minor infractions of facility rules. (3-ACRS-3C-04)

Written policy, procedure, and practice require that employees prepare a disciplinary report when they have a reasonable belief that an offender has committed a major violation of facility rules. (3-ACRS-3C-05)

3.

Written  policy,   procedure,   and  practice  provide  that  where  smoking  is
perinitted, noncombustible receptacles for smoking materials and separate containers for other combustible refuse are accessible at locations throughout living quarters. Special containers are provided for flammable liquids and for rags used with flammable liquids. All receptacles and containers are emptied and cleaned daily. (3-ACRS-3B-05)

The facility has a written evacuation plan prepared in the event of a fire or major emergency that is certified by an independent, outside inspector trained in the application of national fire safety codes. The plan is reviewed annually, updated if necessary, and reissued to the local fire jurisdiction. The plan includes the following:

location of building/room floor plan use of exit signs and directional arrows for traffic flow location of publicly posted plan

(3-ACRS-3B-06)
4

6. Written policy, procedure, and practice provide that all facility personnel are trained in the implementation of written emergency plans. Emergency plans are disseminated to appropriate local authorities. (3-ACRS-3B-07)

7.

4

8. For those programs providing mass-transport vehicles, written policy, procedure, and practice require, at a minimum, an annual safety inspection by qualified individuals. Documentation of immediate completion of safety repairs shall be on file. (3-ACRS-3B-09)

CHAPTER 14 - RULES AND DISCIPLINE

1 Written policy, procedure, and practice provide for disciplinary regulations governing offender rule violations, sanctions, and penalties that can be imposed for various degrees of violation. These are reviewed at least annually and updated, if necessary. (3-ACRS-3C-01)

2.

3.

Written policy, procedure, and practice ensure the right of offenders to have access to courts. (3-ACRS-3D-01)
I
Written policy, procedure, and practice provide that program access, work assignments, and administrative decisions are made without regard to offenders' race, religion, national origin, sex, disability, or political views. (3-ACRS-3D-03) Written policy, procedure, and practice provide that offenders are not subjected to corporal or unusual punishment, humiliation, mental abuse, or punitive interference with the daily functions of living, such as eating or sleeping. (3-ACRS-3D-05)

Written policy, procedure, and practice specify the personal property that offenders can retain in their possession and governs the control and safeguarding of such property. Personal property retained in the facility is itemized in a written list that is kept in a permanent file; th~ offender receives a copy listing the property retained for storage. (3-ACRS-3D-06)

                          CHAPTER 15 - OFFENDER RIGHTS

Written policy, procedure, and practice ensure and facilitate offender access to counsel and assist offenders in making confidential contact with attorneys and their authorized representatives. Such contact includes, but is not limited to: telephone communications, uncensored correspondence, and visits. (3-ACRS-3D-02)

3.

4.

5.

6. A written offender grievance procedure is m*ade available to all offenders. (3-ACRS-3D-07)

4

                     CHAPTER 16 - RECEPTION AND ORIENTATION

The facility has clearly defined written policies, procedures, and practices governing admission. (3-ACRS-4A-01)

2. The facility records information on each offender to be admitted that includes, at a minimum, the following:

name address social security number date of birth sex race or ethnic origin reason for referral who to notify in case of emergency date information gathered name of referring agency or committing authority social history, where available

Written policy, procedure, and practice provide that staff design and complete the offender's personalized program plan within 14 days of admission. The plan includes measurable criteria of expected behavior and accomplishments, and a time schedule for achieving specific goals. The plan is documented with staff and offender signatures. (3-ACRS-4B-01) 4 special medical problems or needs
 personal physician, if applicable
 legal status, including jurisdiction, length and conditions of placement signature of both interviewee and employee gathering information

(3-ACRS-4A-03)

3. Written policy, procedure, and practice that the program advises the referring facility when a prospective offender is not accepted into the program, stating specific reasons. (3-ACRS

4A-05)

CHAPTER 17 - CLASSIFICATION

1 .

2. Any change in a personalized program plan is reviewed and discussed with the offender. This review is dated and documented by staff and offender signatures. (3-ACRS-4B-04) 4

3. Written policy, procedure, and practice define the authority of the facility administrator to remove or transfer an offender form the program. (3-ACRS-4B-07)

                           CHAPTER 18 - FOOD SERVICE

1. A nutritionist, dietician, or physician annually approves the nutritional value of the food served. (3-ACRS-4C-02)

2. Written policy, procedure, and practice provide for special diets as prescribed by appropriate medical or dental personnel. (3-ACRS-4C-03)

3. Written policy, procedure, and practice provide for special diets for offenders whose religious beliefs require the adherence to religious dietary laws. (3-ACRS-4C-04)

4. Food service staff comply with all sanitation and health codes enacted by state or local authorities. (3-ACRS-4C-05)

5. The facility has adequate space to provide for food preparation and service, and provides an eating area and seating for all who dine at the same time. (3-ACRS-4C-06)

0

The facility's potable water source and supply, whether self-owned or operated by the public water department, is approved by an independent, outside source to be in compliance with jurisdictional laws and regulations. (3-ACRS-4D-05) Written policy, procedure, and practice provide that a housekeeping and maintenance plan is in effect to ensure that the facility is clean and in good repair. (3-ACRS-4D-06)

q

signs and symptoms and action required in potential emergency situations administration of first aid and cardiopulmonary resuscitation (CPR)

                      CHAPTER 19 - SANITATION AND HYGIENE

The facility complies with the sanitation and health codes of the jurisdiction having authority. (3-ACRS-4D-02)

2. The facility provides for a waste disposal system in accordance with an approved plan by the appropriate regulatory agency. (3-ACRS-4D-03)

3. Written policy, procedure, and practice provide for vermin and pest control. (3-ACRS-4D-04)
4.

5.

6. Written policy, procedure, and practice provid6 for the issue of suitable, clean bedding and linen, including two sheets, pillow and pillowcase, one mattress, and sufficient blankets to provide comfort under existing temperature controls.

7. Written policy, procedure, and practice require that articles necessary for maintaining proper personal hygiene are provided and are readily available. These articles include at least the following:

soap shampoo toothbrush toothpaste or powder a comb toilet paper special hygiene items for female offenders

(3-ACRS-4D-10)


CHAPTER 20 - HEALTH CARE

I Written policy, procedure, and practice that careworker staff and other personnel are trained to respond to health-related situations within a four-minute response time. A training program is established by the responsible health authority in cooperation with the facility administrator that includes the following.

0

       methods of obtaining assistance
       signs and symptoms of mental illness, retardation, and chemical dependency procedures for patient transfers to appropriate medical facilities or health-care providers 0 Written policy, procedure, and practice provide that staff members are available to~ counsel offenders; provision is made for counseling on an emergency basis. (3-ACRS-4F-03)

0

0

0

offender diagnosis identified problem areas individual treatment objectives treatment goals counseling needs

(3-ACRS-4E-18)

2. First aid kits are available in designated areas of the facility based on need. (3-ACRS-4E-19)

3.  Written  policy,   procedure,   and  practice  provide  that  the  program's
health-care plan adheres to state and federal laws and regulations regarding distribution of medications. (3-ACRS-4E

20)

                          CHAPTER 21 - SOCIAL SERVICES

I Written policy, procedure, and practice provide for a social services program that makes available a range of resources appropriate to the program needs of offenders, including, individual, group, and family counseling, drug and alcohol treatment, HIV afid AIDS education, and special offender treatment. (3-ACRS-4F-01)

2.

In its use of community resources, the agency maintains and periodically updates a directory of functioning community agencies. (3-ACRS-4F-05)

4. Written policy, procedure, and practice provide that the staff use community resources, either through referrals for service or by contractual agreement, to provide offenders with the services to meet their program needs. (3-ACRS-4F-06)

5. Where a drug treatment program exists, written policy, procedure, and practice provide that the alcohol and drug abuse treatment program has a written treatment philosophy within the context of the total correctional system. This treatment program has written goals and measurable objectives. These documents are reviewed at least annually and updated as needed. (3-ACRS-4F-08)

6. Where a drug treatment program exists, written policy, procedure, and practice provide for an appropriate range of primary treatment services for alcohol and other drug-abusing offenders that include, at a minimum, the following:

CHAPTER22-RELEASE

Written policy, procedure, and practice provide that facility resources are available to assist employable offenders in locatingjobs. (3-ACRS-5A-04)

drug education plan relapse prevention and management culturally-sensitive treatment objectives, as appropriate the provision of self-help groups as an adjunct to treatment prerelease and transitional service needs coordination efforts with community supervision and treatment staff during prerelease phase to ensure a continuum of supervision and treatment

(3-ACRS-4F-09)

7. Where a drug and alcohol treatment program exists, written policy, procedure, and practice provide that the facility uses a coordinated staff approach to deliver treatment services. This approach to service delivery shall be documented in treatment planning conferences and individual treatment files. (3-ACRS-4F-10)

Of a urine surveillance program is in effect, written policy, procedure, and practice provide instructions for the collection and processing of samples and the interpretation of results. (3-NCRS-4F-12)

4

I Written policy, procedure, and practice provide that references are available to assist offenders in locating suitable housing. (3-ACRS-4G-02)

2.  Each  offender  should  be given  gradual  increased  responsibility  in the
community   prior  to  release,   dependent  upon  his/her   ability  to  accept
responsibility. (3-ACRS-4G.04)

CHAPTER 23 - ACADEMIC AND VOCATIONAL TRAINING

Written policy, procedure, and practice provide that offenders employed outside the program comply with all legal and regulatory requirements. (3-AICRS-5A-03)

2.

CHAPTER 24 - RECREATION

Written  policy,   procedure,  and  practice  provide  for  indoor  and  outdoor recreation and leisure time needs of offenders. (3-ACRS-5B-01)

I

Written  policy,   procedure,   and  practice  provide  for  the  forwarding  of
first-class letters and packages after transfer or release. (3-ACRS-5C-05)

CHAPTER 25 - MAIL, TELEPHONE, VISITING

I Written policy, procedure, and practice provide that indigent offenders, as defined in policy, receive a specified postage allowance to maintain community ties. (3-ACRS-5C-02)

2. Written policy, procedure, and practice provide that offenders' mail, both incoming and outgoing, may be opened and inspected for contraband. When based on legitimate facility interests of order and security, mail may be read or rejected. The offender is notified when incoming mail is returned or outgoing mail is withheld. (3-ACRS-5C-04)

3.

4. Written policy, procedure, and practice provide that offenders have access to a telephone to initiate and receive personal calls. (3-ACRS-5C-06)

Written policy, procedure, and practice provide that offenders receive approved visitors except where there is substantial evid6nce that the visitor poses a threat to the safety of the offender or the security of the program. (3-ACRS-5C-07)

4

6.  Written  policy,   procedure,  and  practice  provide  for  special  visits.
(3-ACRS-5C-08)

7. The facility has a written plan to monitor and control movement of visitors. (3-ACRS-5C-09)

                        CHAPTER 26 - RELIGIOUS PROGRAMS

4

Written policy, procedure, and practice provide that offenders have the opportunity to participate in practices of their religious faith in accordance with legislation of the authority having jurisdiction. (3-ACRS-5D-01)

2. Written policy, procedure, and practice provide that a staff person is assigned to coordinate religious activities. (3-ACRS-5D-02)

                             CHAPTER 27-DISCIPLINE

The contractor shall comply with Department of Corrections prescribed policy and procedure for inmate discipline as contained in OP-060125. No deviation from this policy will be permitted.

I . General

The Department of Corrections shall provide training to the contractor/staff to ensure compliance with these procedures. A coordination between Department of Corrections and the contractor shall take place to determine how much of disciplinary process will be

Upon the reasonable belief of any staff member that a violation of rules has been committed which cannot be handled informally, such person will complete the "Offense Report (DOC Form 062001)." All "Offense Reports" will be entered on the "Misconduct Report Record (DOC Form 06203 1)." The "Offense Report" will be specific enough for the inmate to be aware of the offending behavior, as well as the date and approximate time of the behavior, to allow for preparation of a proper defense. The shift supervisor/unit manager/team supervisor/designated contractor staff may dispose of a Class B or C "Offense Report" informally through a verbal warning or dismissal due to lack of evidence. In such cases, the inmate and appropriate staff will be notified.

If confidential witness testimony constitutes a portion otthe "Offense Report," the name and testimony of the confidential witness will be documented and will thoroughly state the facts as submitted by the witness and the manner in which knowledge of those facts was acquired. Such documentation will be signed by the confidential witness, placed in an envelope, and sealed.

conducted by the contractor. The contractor staff shall be responsible for preparing clear, concise reports in accordance to the following guidelines:

A. Filina of "Qffense Report"

1 .

4.

5.

6.

The "Offense Reports" will be filed with the shift super-visor/unit manager/team supervisor in a timely manner. The shift supervisor/unit manager/team supervisor/designated contractor staff will ensure the "Offense Report" is complete, correct, legible , and understandable. If necessary, the "Offense Report" will be corrected. If more than one infraction occurs as a result of a single behavior, the im-nate will only be charged on the most serious offense. Sequential infractions may be the basis for additional charges and sanctions.

a. An evaluation regarding the reliability of the confidential witnesses will be prepared by staff and attached to the sealed confidential witness testimony.

b. Use of confidential information will be to protect the innocent or vulnerable. Confidential information will not be accepted in exchange for avoiding charges, the granting or denial of privileges, or
intervening in an inmate's correctional plan.   I



Should a facility emergency occur or if an inmate is detained elsewhere which would preclude service of the "Offense Report" within the required 24 hour period, service will be accomplished as soon as reasonably possible and such exception will be documented in writing and attached to the completed "Offense Report." It will be the responsibility of the originating facility to ensure the disciplinary process is completed within reasonable time frames. Upon delivery of the "Offense Report" to the inmate, the employee will ensure Section Il of the "Offense Report" is completed before a copy is given to the inmate.

I.

B. Service of "Offense Report"

The "Offense Report" will be served to the inmate within 24 hours after approval and acceptance by the shift supervisor/unit manager/team, supervisor/designated contractor staff.

If the inmate is unable or unavailable to receive a copy of the "Offense Report" within the 24 hour time limit, "it will be documented in writing and attached to the completed "Offense Report." The "Offense Report" will be presented to the inmate within 24 hours after availability occurs.

3.

4.

4

1:\MISCPUBS\980062.WPD

The in-mate may waive the right to a disciplinary hearing. The presenting officer will ensure the inmate understands that waiving the right to a hearing will constitute a plea of guilty, and the inmate will be unable to attend. the hearing for the disposition of the misconduct. Waivers will be documented and reviewed by the facility head/designee. If the hearing is not waived, the im-nate is entitled to a 24 hour preparation period, beginning ~t the time the inmate is served with a copy of the "Offense Report."

2.      Contractor's Conditions and Services:
I

A. Shall provide services for a program to operate a client residential center as authorized in 57 O.S. 1991, Section 563 as amended. Shall provide three nutritional balanced meals, according to a menu approved by a licensed dietician, daily per correctional client.

                             PUBLIC WORKS CONTRACT
                           (Based on Fixed Rate Fee)

I '     I_*-
This contract made and entered into this 31st day of August, 1998, by and between the Oklahoma Department of Corrections, Chief of Population Management and Fiscal Operations, hereinafter "DOC", acting pursuant to the provisions of 57 O.S. 1991, Section 561 as amended, and New Directions of America, hereinafter "Contractor".

WITNESSETH

Whereas, DOC desired to purchase the services of the Contractor for those purposes and duties hereinafter enumerated on paragraphs numbered I and 2 below, and;

Whereas, the Contractor is willing to provide such services under the terms and conditions hereinafter set forth.

Now,   therefore,   in  consideration  of  the  mutual  covenants  and  promises hereinafter set forth, the parties agree as follows:

I       Facility Location:

A. Contractor agrees to house the inmates assigned under this contract in the facility located at 3115 N. Lincoln, Oklahoma City, Oklahoma.

B. The Contractor shall not be allowed to house any inmates at another location or building under this contract without first receiving written permission form DOC.
4

B.

C. Shall provide at least one on duty alert staff for each forty (40) clients for supervision and assistance to'correctional clients at all times. One individual shall be a roving patrol when all other staff are absent.

D. Shall provide at least twenty-five (25) square feet of unencumbered space per occupant living area, and maintain clean, safe and healthy living areas and grounds.

Shall provide recreational facilities on grounds (i.e. pool tables, card tables, weight room, etc.) and/or facilities for additional recreational activities (i.e. team sports,. use of gymnasium, etc.).

Shall provide case management services to the assigned clients (I to 50) and to maintain all client information in strict confidence and shall not release such information pertinent to a presently or previously assigned clierit without first receiving clearance from the supervisor/designee of the host facility and/or release from subject client. One exception being host facility staff, after showing proper identification, shall have access to client records at all times.

Shall, at a minimum, maintain the facility in compliance with the written standards as set out on Attachment A hereto and incorporated by reference. Each contractor must establish a file for each standard which contains information to show compliance 95 percent of the standards at the time of the initial audit. Failure to comply shall result in a sixty (60) day probationary period, after which DOC will again review the standards in question to ensure compliance. If at the end of said probationary period the facility again shows non compliance with the 95 percent of standards, DOC shall at its option, reduce the bed utilization for the remainder of the contract period by twenty percent (20%) or cancel the contract in its entirety. 4

E.

F.

4

G. Shall maintain facilities in such condition so as to comply with all applicable local and state fire and health codes, as well as compliance with the Life Safety Codes. Copies of each inspection shall be provided to DOC within seven (7) days of occurrence with a plan of corrective action.

1. Shall provide a. reintegration counselor to provide guidance and make appropriate community referrals for employment and budgeting services.

J. Shall provide such additional services as DOC may reasonably require which are necessary to maintain the health and safety of the client(s) serviced under this contract.

K. The Contractor shall attend and participate in an annual meeting/training session with the Department of Corrections host facility/contract office staff in order to maximize contract performance.

L. Shall ensure a case manager/counselor, trained by the host facility, maintains individual files documenting each client's crew assignment, evaluations and any other significant events.

M. Shall provide transportation in staff driven vehicles or insure transportation by crew supervisors to and from work site location(s) or a



Shall provide regular and periodic work site inspections and document such inspections in a permanent log.

common drop offJpick up site as may be agreed upon by the parties. Transportation shall also be provided by the Contractor for clients to medical/counseling appqi~qtments, emergency leaves, and all other activities except form one Department of Corrections facility to another.

N. The Contractor shall require clients to clean their respective living areas to include sweeping, mopping, washing windows, etc.: as well as communal group programs such as visiting rooms, group rooms, etc. Clients may also be used for lawn mowing, trash dumping and minor maintenance of the facility. The intent is that clients will not be used in lieu of paid workers.

0. Shall provide information to DOC staff of the arrest of any employee of the halfway house. All of the Contractor's employees who perform regular work at the facility shall be finger printed and a background check conducted by the Oklahoma State Bureau of Investigation at the expense of the Contractor. This check shall occur when an employee is initially hired or upon the effective date of this contract if the facility is operating.

P.

The Contractor shall provide the clients three sets of work clothes, to include coat, work shoes, caps, and gloves.

The Contractor shall be responsible for the costs of DOC required forms (i.e. budgeting, leave itineraries, disciplinary, medical payment authorizations, etc).

3.      Areas of Performance:

The services of the Contractor shall be performed under the general administration of David C. Miller, Chief of Population Management and Fiscal Operations, Oklahoma Department of Corrections. The Contractor will be inspected quarterly and audited annually to ensure the conditions and services are being adequately provided.

4.      Medical Responsibilities:

A. All medical and/or dental services shall be provided by DOC unless alternate services are approved by DOC or such services are as a result of a medical and/or dental emergency.

i. Medical emergency shall be defines as danger or threat of the loss of life or extremity.
I

The contractor has a minimum number of 65 inmates that it will accept. Should the number of inmates fall below this number and remain at that level for more than 30 days, the Contractor may at his option, waive the minimum number or give notice of his intent to terminate the contract pursuant to paragraph 6 below. 4

ii. Dental emergency shall be defines as cute -problems in the mouth exhibiting symptoms of pain, swelling, bleeding and/or elevation of temperature. _ . _

B. The Contractor shall notify DOC of any medical/dental emergency immediately after such emergency or within the first working day after said emergency occurs.

5.      PUMent for Services:

A. As consideration for such services as outlines above, DOC agrees to pay to pay the Contractor the sum of $ 27.88 per inmate per day, excluding the day of arrival.

B. DOC shall not be liable for and shall not pay the Contractor for any expenses not herein expressly provided for.

C.

D. This contract is for an indefinite number of inmates and days. DOC makes no representations or guarantee that any number of inmates will be housed by the Contractor for any amount of time.

6.      Termination of Convenience:

Either party may terminate this agreement at any time by giving written notice to the other party, of such termination and specifying the effective date thereof at least 30 days prior to the effective date of such termination. Such written notice shall be by registered mail to DOC in care of David C. Miller, Chief of Population Management and Fiscal Operations, Oklahoma Department of Corrections 3400 M. L. King Avenue, Oklahoma City, OK 73136 and,to the Contractor at 3115 N. Lincoln, Oklahoma City, Oklahoma, 73105. Notice given pursuant to the provisions of this paragraph shall be deemed sufficient for all purposes.

7.      Duration of Agreement:

This contractual Agreement shall be in effect to June 30, 1999, the end of the fiscal year for the State of Oklahoma.

Contractor

4

ss

8.      Regulations:

A. This Agreement and all-rights and duties arising -thereunder shall be governed, interpreted and construed according to the provisions of and under the laws of the State of Oklahoma.

B. This document represents the entire agreement between the parties. Any modification, amendment or addition thereto must be in writing, executed by the parties and specifically referencing this Agreement.

In Witness Thereof, the parties have executed this Agreement in triplicate on the day and year first written above.


Oklahoma Department of Corrections

David C. Miller, Chief of Population
Management and Fiscal Operations

Approved:
Ltlm
Vincent L * K~ight General Counsel

Affidavit of Non Collusion

STATE OF OKLAHOMA )

COUNTY OF


of lawful age, being first duly sworn, on oath says:

1. (s)he is the duly authorized agent of u) 9;ee e- t 1',4 the Contractor under the contract which is attached to this statement, for the purpose of certifying the facts pertaining to the giving of things of value to government personnel in order to procure said contract;

2. (s)he is fully aware of the facts and circumstances surrounding the making of the contract to which this statement is attached and has been personally and directly involved in the proceedings leading to the procurement of said contract; and


Subscribed and sworn to before me this 3        day of  19



Notary Public (or Clerk,-& Judge)
(Seal)

3. neither the Contractor nor anyone subject to the Contractor's direction or control has paid, given or donated or agreed to pay, give or donate to any officer or employee of the State of Oklahoma any money or othe'r . thing of value, either directly or indirectly, in procuring the contract to which this statement is attached.

        Z       Lula_~
Name/Title)
4

4

I

purposes and duties hereinafter enumerated on paragraphs numbered I and 2 below, and;

Whereas, the Contractor is conditions hereinafter set forth.

willing to provide such services under the terms and
4

Now,   therefore,   in  consideration  of  the  mutual  covenants  and  promises hereinafter set forth, the parties agree as follows:

The Contractor shall not be allowed to house any inmates at another location or building under this contract without first receiving written permission from the DOC contract monitor.

HALFWAY HOUSE/PUBLIC WORKS EXPANDED SERVICE CONTRACT
(Based on Fixed Rate Fee)

,R'evised 11-19-98


This contract, made and entered into this l't day of December 1998, by and between the Oklahoma Department of Corrections, Chief of Population Management and

Fiscal Operations, hereinafter "DOC", acting pursuant to the provisions of 57 O.S. 1991,
Section 561 as amended, and New Direction Centers of America, hereinafter "Contractor".

WITNESSETH

Whereas, DOC desired to purchase the services of the Contractor for those

I .     Facility Location:

0

1. 1. Contractor agrees to house the clients assigned under this contract in the facility located at 3 115 N; Lincoln Blvd., Oklahoma City, Oklahoma.
1.2

2.      Contractor's Conditions and Services:

2.1 Shall provide three nutritionally balanced meals, according to a menu approved by a licensed dietician, daily per correctional client.

2.2 Shall provide at least one on duty alert staff for each forty- (40) clients for supervision and assistance to correctional clients at all times. One individual shall be a roving patrol when all other staff is absent. In the alternative, the contractor may submit a written' staffing plan for its location(s) which if accepted by DOC shall be attached hereto and incorporated by reference.

I

2.6 Shall maintain facilities in such condition so as to comply with all applicable local and state fire and health codes, as well as compliance with the Life Safety Codes. Copies of each inspection shall be provided to the local district office/contract morfitor office within seven (7) days of occurrence with a plan of corrective action to address deficiencies attached.

i

2.3 Shall provide at least twenty-five (25) square feet of unencumbered space per occupant living area, and maintain clean, safe and healthy living areas and grounds.

     2.4 Shall provide recreational facilities on grounds (i.e. pool tables, card tables, etc.) and/or additional recreational activities (i.e. team sports, use of gymnasium, etc.).

2.5 Shall provide procedures to maintain all client information in strict confidence and shall not release such information pertinent to a presently or previously assigned client without first receiving clearance from the supervisor/designee of the local district office and/or release from subject client. One exception being district office staff and the contract monitor, after showing proper identification, shall have access to client records at all times.

2.7 Shall maintai~ the facility in compliance with the written standards as set out in Attachment A hereto and incorporated by reference. The contractor must establish a file for each standard, which contains information to show compliance 95 percent of the standards at the time of the initial audit. Failure to comply shall result in a sixty- (60) day probationary period, after which DOC will again review the standards in question to ensure compliance. If at the end of said probationary period, the facility again shows non compliance with the 95 percent of standards, DOC shall at its option, reduce the bed utilization for the remainder of the contract period by twenty percent (20%) or cancel the contract in its entirety. Shall maintain documentation proving that the standards in the Department of Corrections Haffway Housing Requirements are being met. The Contractor shall conduct an internal audit of the standards in the first quarter of the fiscal year. A copy of this audit shall be forwarded to the contract monitor office. Written plans of corrective action by the contractor shall be forwarded to the contract office within 15 days of the contractor's audit.

2.8 Shall provide a reintegration counselor to provide guidance and make appropriate community referrals for employment and budgeting services.

2

2.9 Shall ~rovide such additional services as DOC may reasonably require which are necessary to maintain the health and safety of the client(s) serviced under this contract.

I

2.10    The   Contractor   shall   attend   and   participate   in   an   annual
        meeting/training session with the Department of Corrections district office/contract office staff in order to maximize contract performance.

2.11 Shall insure a case manager/counselor, trained by the district office, maintains individual chronological files documenting each client's program goals, crew assignment, evaluations, compliance with DOC policies governing classification status, earned credit level, parole board summaries, individual case plans, budgeting, release preparation, place of employment verification checks, programinatic leaves, and any other significant events. This information shall be submitted in a timely manner to the district office for review to ensure accuracy and timeliness of information. The facility shall employ one case manager for each 50 clients it houses

2.12 Shall ensure that each client budgets earned income according to the Departrhent of Corrections policies, ensures jobs are monitored and that time credits are submitted monthly to the local district office on each client in a timely manner.
i

2.13 Shall provide all transportation to medical/counseling appointments for all clients in Oklahoma City and Norman; also transportation of all clients scheduled to appQar at the monthly parole board meeting, transportation for program, employment, emergency leaves, to and from the district office and all other activities except from one Department of Corrections facility to anotherr If the destination point for transported clients exceeds 50 map miles, one way, the contractor shall be paid an additional fifteen dollars per hour per employee required for transport. Separate billings must be submitted for the travel charges under this section. If the contractor charges for more than one employee per trip, the billing must adequately describe the reason more than one employee was necessary.

2.14 Contractor shall require clients to clean their respective living areas to include sweeping, mopping, washing windows, etc: as well as communal group programs such as visiting rooms, group rooms, etc. Clients may also be used for lawn mowing, trash dumping and minor maintenance of the facility. Nothing contained herein shall prohibit the use of trustees as provided for by law and the payment of their wages. The intent is that clients will not be used in lieu of paid workers

2.15 Shall provide information to DOC staff of the arrest of any employee of I the halfway house. All of the Contractor's employees who perform

3

At a minimum, the facility shall continuously maintain accredited status for American Correctional Association Standards for Adult Community Residential Services, Third Edition. Accreditation shall be continuously maintained for the term of this contract and any extensions thereof Failure to comply shall result in termination of this contract. The facility shall operate in accordance with and keep Sections 3, 6, 9 and 12 of the Department of Corrections Operations Policies updated as they are issued: 2.17.3. Section 9 governs public works programs, inmate grievance process, reintegration, and off~nder financial responsibility, etc.

The facility shall provide space for medical treatment to be administered to the clients when necessary.

I

regular work at the facility shail be finger printed and a background check conducted by the Oklahoma State Bureau of Investigation at the expense of the Contractor. This check shall occur when an employee is initially hired or upon the effective date of this contract if the facility is operating.

2.16

2.17

i

4

2.17.1. Specifically, Section 3 governs the inmate pass program, chemical abuse testing, escorted leave program, inmate property procedures, etc. 2.17.2.
Section 6 covers classification and case management, custody assessment and transfer procedures, pre-parole procedures and earned credit classes, etc.
2.17.4. Section 12 covers inmate pay programs and trust fund procedures, etc.

2.19

The Contractor shall be responsible for the costs of DOC required forms (i.e. leave itineraries, disciplinary, budgeting, grievances, parole summaries, etc.)

2.20 The facility shall provide office space and equipment/filniishings for the district office/contract monitor staff in close proximity to other administrative offices and reasonably comparable. The office shall have a lock, which is not master keyed and shall be provided with a desk, chairs, access to telephone/fax/computer lines.

2.21 At least 5 percent of the client population shall be tested monthly for THC amphetamines, PCP, cocaine or opiates and a summary of the results ftirnished to the district office. Suspect drug and alcohol testing shall be in addition to the random 5 percent testing.

4

2.26

Shall provide transportation in staff driven vehicles or ensure transportation by crew supervisors to and from work site location(s) or a common drop off/pick up site as may be agreed upon by the parties. 4

2.22 The facility shall provide restrictive housing (RHU) space for those offenders, which it deems inappropriate for its facility. This space is to be provided within the structure by construction of a unit or through the payment to the local city/county jail for the housing of the offender(s). If an inmate is placed in RHU, the contractor shall notify DOC and request a transfer of the inmate. DOC will become responsible for the inmate (including RHU contract costs) if he is not transferred within 7 days of the District Office's approval of Transfer.

2.23 Inmates shall enter halfway house status only from the public works center population with the following two exceptions (the offender has a parole board stipulation or has completed a vo-tech program at another facility).

2.24 The contractor shall notify the Department regarding use of force and serious incidents. The facility will notify the local district office during business hours immediately by telephone of all serious incidents and will fax copies of all reports prepared within 24 hours to the district office and contract office on the forms provided. After business hours, the local district office /contract office will receive the notice and reports.

2.25 Shall provide services for a program to operate a client residential center as authorized in 57 O.S. 1991, Section 563 as amended. Additionally the Contractor shall be responsible for acquiring the necessary Public Works Contracts to fulfill the needs and requirements of its Public Works clients. All Public Works Contracts entered into by the contractor must be approved in writing by DOC.

2.27 Shall provide regular and periodic work site inspections and document such inspections in a permanent log.

2.28 The Contractor shall provide the public works clients three sets of work clothes, to include a coat, work shoes/boots, caps and gloves. The Contractor shall have 90 days from the effective date of this contract to comply with this sub-section and clothe clients in compliance with the Departments community work centers and community corrections centers.

2.29 The Contractor shall provide all clients on site for the public works program and those utilized on site for maintenance and food service, monthly pay in accordance with OP-120202, 20% of which must be placed in the client's mandatory savings. If the clients are working under existing contracts negotiated through DOC, DOC will continue w collect and handle the inmate pay until that contract is terminated.

5

2.31.2 Complete, accurate, detailed reports of the disciplinary actions against clients are provided to the local district office within seven (7) working days of the date the action is finalized or the punishments administered. Administration of the disciplinary sanction which affects time calculation or sentence length must be in accordance with Departmental policy OP-060125'and approved by the local district office supervisor/designee. Loss of earned credits must be approved by the department and may be adjusted. 2.32 Contractor agrees to maintain general liability insurance and workers compensation insurance in an amount acceptable to DOC for all employees and activities performed under this contract. A certificate of insurance acceptable to DOC will be furnished within 15 days of the execution of this agreement.

0

2.30 The facility will initially place all clients received from the department in the prisoner public works program for a minimum of 30 days.

2.31 The Contractor will afford clients access to reasonable, impartial and nondiscriminatory grievance and misconduct procedures addressed in the Departments Operations Policies, including a final level of appeal as provided in this section. Misconduct procedures and penalties must reflect the department's, since it affects security level and classification.
i

I

2.3 1.1 The facility is responsible to respond to grievances and appeals on matters occurring during the client's incarceration in the facility, except sentence administration issues and classification to lower or higher security status in accordance with DOC policy.

I

Areas of Performance:

The general operations of the contractor shall be overseen by the local district office supervisor/designee to include review of classification paperwork, disciplinary actions, attendance of staff meetings, review of policy changes, review of both incoming and outgoing transfer requests and changes in a clients status on center. The services of the Contractor shall be performed under the general administration of David C. Miller, Chief of Population Management and Fiscal Operations, Oklahoma Department of Corrections. The Contractor will be inspected quarterly and audited annually to ensure the conditions and services are being adequately provided.

4.      Medical Responsibilities:

6

5.1. The State agrees to pay as compensation for the services provided hereunder a fixed rate of $31.75 times the number of client days, excluding date of arrival, in a'single monthly payment which may be adjusted in accordance herewith.

4.1 DOC shall provide all medical, mental health and/or dental services unless DOC approves alternate services or such services are as a result of a medical and/or dental emergency.

4. 1. 1. Medical emergency shall be defined as danger or threat of the loss of life or extremity.

4.1.2. Dental emergency shall be defined as acute problems in the mouth exhibiting symptoms of pain, swelling, bleeding and/or elevation of temperature.

The Contractor shall notify DOC as prescribed in section 2.25 and the DOC CHSA of any medical/dental emergency immediately after such emergency or within the first working day after said emergency occurs.

5.      Payment for Services:

i

The fixed rate shall be reviewed at a public hearin,- attended by all interested parties. Pursuant to statute and any amendments thereto, any increase shall -not exceed the previous years Consumer Price Index for all .Urban Consumers (CPI-U) as prepared by the United States Bureau of Labor Statistics or as otherwise may be provided by State law.

DOC shall not be liable for and shall not pay the Contractor for any expenses not herein expressly provided for.

5.4. The contractor has agreed to a minimum number of 140 clients plus 5 trustees that it will accept. Should the number of clients fall below this number and remain at that level for more than 30 days, the Contractor may at his option, waive the minimum number or give notice of his intent to terminate the contract pursuant to paragraph 6 below.

5.5. This contract is for an indefinite number of clients and days. DOC makes no representations or guarantee that the Contractor will house any number of clients for any amount of time.

6.      Liquidated Damages Non-Performance Penalties:

7

Termination of Convenience:

6.1 In the event of non-compliance by the contractor, the State may withhold as liquidated damages the amounts designated in Attachment B from any amounts owed to the contractor. The parties agree that due to the complicated nature of the contractors obligations under this contract it would be difficult to specifically designate a monetary amount for the Breach by the contractor designated in Attachment B as said amounts are likely to be uncertain and not easily proven.

6.2 The State shall notify the contractor in writing of the Breach and afford 30 days time to cure the breach unless the matter is so serious that immediate correction is needed or unless a longer time period is mutually agreed upon.

6. The State shall notify the contractor in writing of the amounts to be withheld as liquidated damages.

6.4 Liquidated damages shall be assessed for each day the Breach remains uncured.

7.

6.5 The State is not obligated to assess liquidated damages before availing itself of any otheor remedy.

6.5 The State may choose to discontinue liquidated damages and avail itself of any other remedy available under this contract or at law or in equity.

Either party may terminate this agreement at any time by giving written notice to the other party of such termination and specifying the effective date thereof at least 3 )0 days prior to the effective date of such termination. Such written notice shall be by registered mail to DOC in care of David C. Miller, Chief of Population Management and Fiscal Operations, Oklahoma Department of Corrections, Private Prison Unit 2200 Classen Blvd, Suite 1200, Oklahoma City, OK 73106 and to the Contractor at 3115 N. Lincoln Blvd., Oklahoma City, Oklahoma 73 10 1. Notice given pursuant to the provisions of this paragraph shall be deemed sufficient for all purposes.

8.      Duration of Agreement:

This contractual Agreement shall be in effect through June 30, 1999, the end of the fiscal year for the State of Oklahoma.

8

New Direction Centers of America
Ron Alexander

9.      Reizulations:

9. 1. This Agreement and all rights and duties arising thereunder shall be governed interpreted and construed according to the provisions of and under the laws of the State of Oklahoma.

9.2. This document represents the entire agreement between the parties. Any modification, amendment or addition thereto must be in writing, executed by the parties and specifically referencing this Agreement.

9.3. In accepting this contract the Contractor agrees that their books, records, documents, accounting procedures or any other items relevant to this contract are subject to examination by the other party and the State Auditor and Inspector.

9.4. The contractor shall perform all the duties herein through its own employees. None of the duties required by this agreement, including restrictive housing space, shall be performed by another contractor or subcontractor unless the agreement has been first approved in writing by the DOC.

i

0

In Witness Thereof, the parties have executed this Agreement in triplicate on the
- day of December 1998.


Oklahoma Department of Corrections

David C. Miller, Chief of Population Management and Fiscal Operations

I

Approved as to form:

9

Ross Johnson
General Counsel Office

i

4

I

10

) ss

1. (s)he is the duly authorized agent of , the Contractor under the contract which is attached to this statement, for the purpose of certifying the facts pertaining to the giving of things of value to government personnel in order to procure said contract; (Name/Title) 5 19-.

Notary Public (or Clerk or Judge)
Cp

Affidavit of Non Collusion

STATE OF OKLAHOMA

COUNTY OF

, of lawful age, being first duly sworn, on oath says:


2. (s)he is fully aware of the facts and circumstances surrounding the making of the contract to which this statement is attached and has been personally and Idirectly involved in the proceedings leading to the procurement of said contract; and C)

neither the Contractor nor anyone subject to the Contractor's directi~n or control has paid, given or donated or agreed to pay, give or donate to any officer or employee of the State of Oklahoma any money or other thing of value, either directly or indirectly, in procuring the contract to whigh this statement is attached.

4

Subscribed and sworn to before me this  day of

(Seal)

I

I I

12

APPENDIX B

LIQUIDATED DAMAGES

Liquidated damages for each day of a breach will be calculated as follows:

Z~

V x B x $25.00 when

V = Relative value of Service Area
B = Relative value of the Breach

Service Area 1: Value = 5: Security and Control, ACA Accreditation, Health Services, Use of Force, Escapes, Contract Monitoring,

Operator Breach

B

Failure to Provide Service

5

Failure to Document

2

Failure to Report

2

Failure to Comply with Other

5

Applicable Requirements

i

Service Area 2: Value = 4: Sanitation and Hygiene, Food Service, Mail, Religion, Access to Court, Inmate Discipline, Grievance, Visitation, Records and Reporfs, Employee Qualifications & Training

Operator Breach

B

Failure to'Provide Service

4

Failure to Document

2

Failure to'Report

2

Failure to Comply with Other

4

Applicable Requirements

Service Area 3: Value = 3: Operating Standards, Transportation, Maintenance, Repairs and Replacements, Inmate Work, Academic & Vocational Training, Sentence Computation Data, Classification & Case Management, Commissary, Policies/Procedures/Post Orders, Inmate Management Fund/Bank Accounts

Operator Breach

B

Failure to Provide Service

3

Failure to Document

I

Failure to Report

1

Failure to Comply with Other

3

Applicable Requirements

I

I

APPENDIX B (continued)

Service Area 4: Value = 2: Laundry and Irunate Clothing, Telecommunications, Supplies/Perisha~les, Recreation

Operator Breach

B

Failure to Provide Service

Failure to Document

I

Failure to Report

I

Failure to Comply with Other

3

Applicable Requirements

i

A.      The cost of transportation of the prisoners to and from the project;

~Jity of ya-on


~-.L i T        k-)[    , -i -i I       I --    " "


07/06/98        17: 15  '2405 948 1402  KATE BANNARD CTC        (107

PRISONERS PUBLIC WORKS CONTRACT
OKLAHOMA DEPARTMENT OF CORRECTIONS


"ATTACHMENT A"

S-

B. The cost of lodging and food for the prisone-rs and correctional personnel assigned to the, project;

The cost of guarding the prisoner;

$ - -- D. The cosT of all tools and mztcriE~s furnished by the DEPARTMENT; $-.210-OC E. The cost of the salaries of the assigned prisoner; U' to fourteen
(14) p
                        irimaLes at Paygrade 3 ($15,00)

S 210.00 SUBTOTAL

x 10%   (S21,00)
Other miscellaneous.

$- 2121.00 TOTAL COST PLLIS 10% TO BE BILLED "viONTHLY
DATE:



,~eniiy Holloway, Dlstnict SuperV1130T




The number of='Iat--&s on each crew and the number of Crews can be expanded at the above listed facilities upon the agreement of the Depamiient of Corrections mid the City of Yukon as long as the said expansion does not aJier the cmiditions of this Agreement. IN WITNESS THEREOF, the parties have executed this agreement in duplicate on the dale and year first above written.

Date

T .~

        no              -
For the Kat~e Barnard CCC
Subscribed and sworn to before Me this          9 q5,
        da-",)o f (~2dvl -7 1 -
        -7-/
        tap 1,

My. ~on-imissioii expires
y,otary Public

,-F

~ Cir4f Yukon

19

~:Fxe LZ,       el
t-
N6tar'y Public

i ~e ~~ / i J 14. j:~   4 O!D z Z; U ( 0 J b  k-; i I Y Ur ~ LrLA A   rA1,1L U )


07,106/08       17: 14  '2405 948 i402  KATE BARNARD CTC        zooe


~UPPLEMENTAL TO PRISONERS PUBLIC WORKS PROJECT CONTRACT



I

This Agrecinew is intended to supplement and make more definite and cortami a prior agrceinent heretofore entered into by the parties the City of Yukon heTeinafter "AGENCY" and the Kate Bwmard Community Corrections Center hereinafter "DEPARTMENT" dated the 6tfi day of June 1998.

For the term provided for U*1 the original agreement between the above-named palties, specifically from July 1, 1998, through June 30, 1999, the DEPARTMENT agrees to:

2.

Provide die agency with up to a fourteen inmate =-w from die Kate Bamard Conimunity Corrections Centcr for the City of Y. ukDn.

This Supplemental Agreement shall be in effect fpT the same period of time as the Prisoner Public Works Project Contract and Termination of the P"Isonur Public Works Project Contract sliall act as a teTTnination of this Supplemental Agreement. This Supplement, howevcr, may im modified by agreement of the parties without effecting the validity of the Prisoner Public Works Project ContTact.

ca_,, ~,/-/ ~411
6b~a/ie __

Suhsc;ribed and sworn to before roe this

My r-orninission expires J - ,C_~

V405 948 1402
KATE SONARD CTC
sovereign immunity defense for tbe State of Oklahoma or tbc' Department of ~orrections.
City of Yukon
ATTN: City Cierk
P.O. Box 85D500
Yukon, OK 73085
ZI 005
Oklahoma Dep~;~erit of Corrections day 0


otarv/Public

        1
-.4- day of

19

I=      JeI.44
'~"Notarv' P u b I i c
I
4

07/0e/98        IT,14

I

21. Either party may terminate this conti-act for any reason by providing thirty days written notification to the other party by ccrtffled mail, Tlet= receipt requested. The nif m to ran upon the next day after the return receipt is ot ication period shall beg' signed.

22. All notices required 'in tlis oontract shall be mailed, certificd mail return receipt requested to the addresses of the parties sct forth herein-,

Kate Barnard CCC
ATTN: Accountant
3200 NW 39th Street
OKC, OK 73112

23, The lam of this contract shall for a period begi~iiaing on the date of execution set forth below and ending on the. last day of the current fiscal year. The term of this contract shali not extend beyon&die end of the current fiscal year, but may be shorter if ageed in writing.

24. The parties shall execute this contract in duplicate originals by affixing their signatures hereto in the place provided, and by affixing their respective siparares shall warTant that each has tile authority to execute and bmid their agencies,

The parti"- agrcc and understand that the pnigoners shall not displace any employee of the Public Agency nor shall reduce the employment opportunities of any citizen eligible and qualified.

DATE OF F-XF-CIJTION

        7

Date

Subscribed and swom to before me this

My commission expires   ILIOot

Subscribed. and swom to beforc me this

My coninliss ion expires
C:: ~or~ Citof Yukon

~~ I .
I ~1-1 I

1-/ ~ ~/ ~ -, J J               14 . . -        I U _-1 'J ~) . - -) I



07,106/98               17:13   V405 943 1402   KATE BARN.kRI) CTC      4


13. The Department shall provide the ?ublic Agency with COPiCS Of TeltVanr Departnent operational policies and procedures that are applicable, as well as-.the training and orientation reqwired for proper implem entation and security. ,

14. The Public Agency, urdess otherwise agree~d, shall pTo-vide work sli~ifts of ro longei than cight working hours and to utilize prisoners for no niore Than eight hours per shift, The normal working hours shall be between 0700 and 1800 houTs each working day. Weekend or night shifts are not prohibittd by tilis contract but may be utilizcd under the terms and conditions of this contract, Any additional or different work sh~fts required shaU be approved by the Warden of the prisoner's correctional facility and attached as an addendum.

15, Either pany may tcnTdnate this contract for the failuie of the other party to pcr.Forrn as per the terms and conditions contaLincd heTein, Any damages shall be as audiorized by law in a court of competent juris4cidon except attorneys fees and related legal costs which shall be bome by each party separately, Any n-&igaring circurristaric~es shall b~ considered by botb parties in determining failu7e to perform.

16, In the evcnt a bona fide dispute or a c=fllct of interest arises berwc-.n the pardes which camnot be resolved thTough reasonable dfligence, tither party may request mediationunder the Oklahoma Dispute Resolution Act, 12 O.S, 1989 Supp. Sec 190 1 et seq, as amended. Such rcqtiest shall be agreed to by the other party, The pardes agree that this process shall bc bindiing and shall bar any legal action in a judicial or quasi-judicial tribunal. All Costs Telaring to this proc;css shall be bome separately by each party. Any dispute shall noT effect -lie performance requirements and duties of this contract. The ccritract shall remain in fall force and effcct uriless odicrwise tert-ninalcd or agreed betwccn the parties.

The Public Agency shall inauiltain all records, books of accotints, and such other documents roquired by law to be maintained and accounted for, and shall maintain them in a safe place, and make them available to state wid fcderal officials for inspection as authoriz-.d- by law, including Mispection by the duly autborized officers of the Departnient. The Public Agcncy shall retain all records, lbooks of accounts, and such other documents mlcvant to this contract for a period of three years and shall make thern available for inspection by state and federal officials as required by law, including inspection by the duly aud)orized officers of the Department,

18. If any provision, clause or paragraph of this contact or any document incorporated by reference shall be detzrrmned invalid by a court of competent jurisdiction, sucb deterrn~inztion shall not affect the other provisions, clauses or paragraphs of U-iis contract which is not affected by the deterriiization. The provisions, Clauscs or paragr~phs and &-iy documents incorporated by reference are declared severable.

19,      This contract shall be governed by the la~N,s of the State of Oklahoma,

-)0.

The parties agree that the Governmerital Tort Claims Act, ', 1 ().8. (1989 Supp,) Sect, v et sco is '~othjnv herem shall br constned is a wao.-cr of ~1~:

C.

The Wst of transportation of the prisoners to and from the project; b. The cost of lodgilig and food for the pTisoners and correctional persomiel assigned to the project; The cost of guarding the prisoneTS, d, The cost of all tools and materials funiished by the Department, if azy, and; The cost of the salarics of the assigned pnisoneTS. f, Ilyliscellaneous 11. The Dcpartment shall bo responsible for the c~st of mcdicaJ and denial health caxe needs of the prisoners including emergencies while assi&med to the Public Works Project, uniess otherwise agreed in wniting. 6 I IJ2/ 2:~l 1 JIJ'J 14; 1 ~Z qu!Dj!)d It4d clj~' Ur WKUN r~-~LU~4

I       -

01/06/98        17; 12  V405 948 1402   fUTE B.-kRNARD CTC


shall immediately notify t~e Department and the local 18W MfOMMent agency if any prisoner is Tnissmg and believed to have escaped, and shall 11nmeaiately report any other serious rule infraction. Failure to return to the facility shall be deerried an ,escape and subject to penalty provided by law. The Department shall have the ultimate responsibility for the security of the prisoners.

6. The Public Agency agrees to pay to the Departr iient the base cost plus ten percent on a monthly billing basis, tuiless othcrwise agreed. Ten percent above ihe base cost shall be charg.-d to cover the cost, if any, of DOC equipment repair and replaccinent, The base cost may comprise the following categories:

I       - pl
No prisoner so assigned shah be considered as an em oyee of the requesting or Public Agcncy-, nor shah any such prisoner come within any of the provisions of the State's Labor Code, (40 O.S. 1991 see. I ct seq) or be entitled to any benefits thereunder wlietlicr on behal f of him/berself or that of any other person

S. The Director of the Department or his designee shall at all =,es durmig the term of this contract ha,,.,-- 1,411jurisdiction and authonry over the discipline and conrrol of ~ie prisoners performing WOTk On t1le Public works project, Unsat%isfactory job performance shall be docum.-nted and reported to the Depar-cment far discipline which may inchide removal and forfeiture of any earned CfCd~tS OT both.

9. The prisoners, while assigned to the Public Works project, shall, for the purpose of punishment for escape, be deemed to be on trusty status and shall be =der the custody and control of the Department of Corrections. The lirr~ts of the place of cornzy~irm.ent ai-e extended under the special conditions of this Prisoner PubdcW07ks Project Contract pursuant to 57 O.S. 1989 Supp. See, 501.1
(A) (4)

10, The Departnient shall select and assign eligible pi~soners to work for the Public Agency. The priisoneTs, while assi&rned to the Public Works Project, shall be exempt from the provisions of the Worker's Compcrisation Act, (85 O.S. 1981 sec. I et seq.)

I

12. The Depariment shall, iu~ess otherwise agreed, provide the transportation to and from the wQrk site of the prisoners assigned to the Public Works Project, The Departrnerit shall vro~.Ide hinr.]),-~ tri t~,- -I.- -.L. . I

Lir- I L)t 1J1 I        r"Qr_UIL



07 / 00/ 0 8    17: 11  CZ405 948 1402  KATE BARNARD CTC


PRISONERS PUBLIC WORKS PROJECT CONTRACT
by and between
OKLAI-10;MA DEPARTMENT OF COkRECTIONS
KATE BARNARD COMMUNITY CORRECTIONS CENTER and

CITY OF YUKON

This  contractual  agreement  is  entered  into  by  and  between  the  Oklahoma
Department of Corrections, hereina~cr, Depai-tment, and the City of Yukon hereinafter, Public Agency, which has that prisoners be assigned to a prisoners be assigned To a Public Works Project lierctofore determined by the Oklahoma Board of Corrections to be of necessity for the public well-being and conducive to rehabilitation and die reductionof the recidivism among the participating pnisoners.

This contract is authonzed by 57 O.S. 1999 Supp. 'A 981 Sec 215 et seq, the Prisoners Public Works Art.

For and in consideration of the fbUowing terms, conditions and covenants the parties herein agree as follows:

The Public Agency shall submit a brief description of the Public Works Project indicating itit loca~on and type of work required and shall request the number of prisoncr.5 It needs to accomplish Lhe Public Works PTOject. The Pubhu Agmicy shall also prolyide work order5. Job duties and assigriments, and any training to the prisoners and sha.]] provide a safe working enVironment . The Public Agency shall ftaTiish all matenals and TooiS necessary for the ?"blic Works ProJect.

2. The Public Agency a~Tecs to use prisoners assigned to ihe Public Works Project on public, property onfy, except that =iTiate labor may be used on private property for a pubhc purpose. Public purpose shall be defined -as a purpose generally affecting the 0 public good of the irl-abitants of the state or political subdMsion in aid of exercising a govenitliental function. The prison--rs shall be utiliz-.d as a group for this purpose and not as individuals.

3. 7"he Public Agency shaill not us-- thr, pnsoners to provide personal services for private benefit not to supctvisc other iranates or prisoners, nor to operate any motor veh.icles. The Public Agency shall allow the Department to conduct unscheduled pcriodir, visits to the Public Works Project work site To mon~tor the prisoners and contract compliance.

The Public Agency ap-ees to comply with tbe Department's prisoncrs'vmrk force
        I d prisoner
racial balance rtqwrement, and shall, upon request, relinquish any ass'Lpe to the custody of the Department.

5. The Public Agency agrees to cooperate wid pro\11de prisoner counts at least twic dAuv and v1,066c cl().se r)f th,, n, L1, . t

9       1 ..
 . -e
State of Oklahoma

Department of Central Services
Purchase Order
Agency

Reqn.#: 99-01237
PO# S033865
Terms: NET
Delivery

Date: 10/26/1998
Ship To:        131PE
        DEPARTMENT OF CORRECTIONS
        PRIVATE PRISONS UNIT
        2200 N CLASSEN BOULVARD
        OKLAHOMA CITY
Charge &        131PE
Invoice To:     DEPARTMENT OF CORRECTIONS
        PRIVATE PRISONS UNIT
        2200 N CLASSEN BOULVARD
        OKLAHOMA CITY
OK 73106
OK 73106
- Unit Price
Amount

30.500000       503,250.00
All in accordance with the attached agreement.
Prices exclusive of Federal and State Taxes. Prices are FOB destination unless stated otherwise. VENDORS READ AND FOLLOW CLOSELY: This order void one year from date of issuance. The above order is issued in conformity with your quotation and constitutes a contract.
3. If payment is received in excess of 45 days after submitting proper invoice, vendor may be be entitled to claim interest penalty.
        For a copy of these regulations contact
                OFFICE OF STATE FIIJANCE
        Room 122, State Capitol Bldg, OKC, OK. 73105.

signed
Director/Designe-P title

Page    I

BUYER - IP      (405-52,~1-4058)

Date

Issued:10/27/98 Reqn.#: J035438
1. Vendor's office Copy

To:     731491219
        ATTN RON ALEXANDER
        NEW DIRECTION CENTERS OF AMERICA
        3115 N LINCOLN BLVD
        OKLAHOMA CITY OK 73105-5401

Item    Quantity Unit Commodity Code    Description

01      16,500.00       DAY 0952-49
Halfway Housing - General Halfway House Beds

TERMS:
Total Amount    $503,250.00


This contract shall be considered to be in force until the expiration date or until 30 days after notice has been given by either party of its desire to terminate the contr-t.

Immediate ca4cellation shall be administered when violations are found to be an impediment to the function of the agency and detrimental to its cause, or when conditions preclude the 30 day notice.

Contract Period:        9-1-98 thru 6-30-99

B. The Contractor shall. not be allowed to house any inmates at another location or building under this contract without first receiving written permission form DOC.
Contractor's Conditions and Services: -

A. Shall provide three nutritional balanced meals, according to a menu approved by a licensed dietician, daily per correctional client.
 .9,

I, 7.7-i


HALFWAY HOUSE SERVICE CONTRACT
(Based an Fixed Rate Fee)

This contract, made and entered into this Tlst day of August, 1998, by and between the Oklahoma Department of Corrections, Chief of Population Management and Fiscal Operations, hereinafter "DOC", acting pursuant to the provisions of 57 O.S. 1991, Section 561 as amended, and New Directions of America, hereinafter "Contractor".

WITNESSETH

Whereas, DOC desired to purchase the services of the Contractor for those purposes and duties hereinafter enumerated on paragraphs numbered 1 and 2 below, and;

Whereas, the Contractor is willing to provide such services under the terms and conditions hereinafter set forth.

Now,   therefore,   in  consideration  of  the  mutual  covenants  and  promises hereinafter set forth, the parties agree as follows: I . Facility Location:

0

2.

A. Contractor agrees to house the inmates assigned under this contract in the facility located at 3115 N. Lincoln, Oklahoma City, Oklahoma.

B. Shall provide at least one on duty alert staff for each forty (40) clients for supervision and assistance to correctional clients at all times. One individual shall be a roving patrol when all. other staff are absent.

C. Shall provide at least twenty-five (25) square feet of unencumbered space per occupant living area, and maintain clean, safe and healthy living areas and grounds.

D. Shall provide recreational facilities on grounds (i.e. pool tables, card tables, weight room, etc.) and/or additional recreational activities' (i.e.
team sports, use of gymnasium, etc.).
0

P,
i;
I       I

E. Shall provide procedures to maintain all client information in strict confidence and shall not release such information pertinent to apresently or previously assigned client without first receiving cle~mce from the supervisor/designee of the host facility and/or release from subject client. One exception being host facility staff, after showing proper identification, -shall have access to client records at all times.

F. Shall maintain facilities in such condition so as to comply with all applicable local and state fire and health codes, as well as compliance with the Life Safety Codes. Copies of each inspection shall be provided to DOC within seven (7) days of occurrence with a plan of corrective action.

Shall maintain the facility in compliance with the written standards as set out on Attachment A hereto and incorporated by reference. Each contractor must establish a file for each standard which contains information to show compliance 95 percent of the standards at the time of the - initial audit. Failure to comply shall result in a sixty (60) day probationary period, after which DOC will again review the standards in question to ensure compliance. If at the end of said probationary period the facility again shows non compliance with the 95 percent of standards, DOC shall at its option, reduce the bed utilization for the remainder of the contract period by twenty percent (20%) or cancel the contract in its entirety.

Shall maintain documentation proving that the standards in the Department of Corrections Halfway Housing Requirements are being met. The Contractor shall conduct an internal audit of the standards in the first quarter of each fiscal year. A copy of this audit shal be forwarded to the 6ontract office -oT-D-0-C to-use as a guideline for the DOC audit: Written plans of corrective action by the contractor shall be forwarded. to the contract office within 15 days of the contractor's audit.

I. Shall provide a reintegration counselor to provide guidance and make appropriate community referrals for employment and budgeting services.

J. Shall provide such additional services as DOC may reasonably require which are necessary to maintain the health and safety of the client(s) serviced under this contract. In accepting this contract the Contractor agrees that their books, records, documents, accounting procedures or any other items relevant to this contract are subject to examination by the other party and the State Auditor and Inspector.

K. The Contractor shall attend and participate in an annual meeting/trhining session with the Department of Corrections host facility/contract office staff in order to maximize contract performance.

14

11

Shall ensure a case manager/counselor, trained by the host facility, maintains individual file~ documenting each clients program goals, place of employment, programmatic leaves, and any other significant events.

M. Shall ensure that each client budgets earned income according to the 'Department of Corrections policies, ensures jobs are monitored and that time credits are submitted monthly on each client in a timely manner.

N. Shall provide all transportation of clients for program, employment, medical/counseling appointments, emergency leaves, to and from the host facility and all other activities except form one Department of Corrections facility to another.

0. The Contractor shall require clients to clean their respective living areas to include sweeping, mopping, washing windows, etc: Clients may also be used for lawn mowing, trash dumping and minor maintenance of the facility. The intent is that clients will not be used in lieu of paid workers.

P. Shall provide information to DOC staff of the arrest of any employee of the halfway house. All of the Contractor's employees who perform regular work at the facility shall be finger printed and a background check conducted by the Oklahoma State Bureau of Investigation at the expense of the Contractor. This check shall occur when an employee is initially hired or upon the effective date of this contract if the facility is operating.

At a minimum, those Contractors who contract for 20 or more bed spaces per day shall enter into candidate status for American Correctional Association accreditation for Standards for Adult Community Residential Services, Third Edition, 'Withi&~e months of the effective date of this contract and achieve accreditation of the facility within thirty-six months of this contracVs effective date. Thereafter, accreditation shall be continuously maintained for the term of this contract and any extensions thereof. Any contractors whose facilities are so accredited at the effective date of this contract shall keep said accreditation current during the term of this agreement and any extensions thereof. Failure to comply shall result in termination of this contract.

R~ The facility shall operate in accordance with and keep Sections 3, 6, 9 and 12 of the Department of Corrections Operations Policies updated as they are issued by the host facility.

810

S. The Contractor shall be responsible for the costs of DOC required fbims (i.e. budgeting, leave itineraries, disciplinary, medical payment authorizations, etc).




Areas of Performance:

The~' services of the Contractor shall be performed under the general administration of David C. Miller, Chief of Population Management and Fiscal Operations, Oklahoma Department of Corrections. The Contractor will be inspected quarterly and audited annually to ensure the conditions and services are being adequately provided. Medical Responsibilities: Medical emergency shall be defines as danger or threat of the loss of life or extremity. Dental emergency shall be defines as cute problems in the mouth exhibiting symptoms of pain, swelling, bleeding and/or elevation of temperature.

I

Termination of Convenience:


I

t

4.

A. All medical and/or dental services shall be provided by DOC unless alternate services are approved by DOC or such services are as a result of a medical and/or dental emergency.

i.

ii.

B. The Contractor shall notify DOC of any medical/dental emergency immediately after such emergency or within the first working day after said emergency occurs.

5.      PRIaent for Services:

A. As consideration for such services as outlines above, DOC agrees to pay to pay the Contractor the sum of $ 30.50 per inmate per #day, excluding the day of arrival.

B. DOC shall not be liable for dnd shall not pay the Contractor for any expenses not herein expressly provided for.

The contractor has a minimum number of 35 inmates that it will accept. Should the number of inmates fall below thi~ number-And remain at that level for more than 30 days, the Contractor may at his option, waive the minimum number or give notice of his intent to terminate the contract pursuant to paragraph 6 below.

D. This contract is for an indefinite number of inmates and days. DOC makes no representations or guarantee that any number of inmates will be housed by the Contractor for any amount of time.

 . 6.

Either party may terminate this agreement at any time by giving written notice to the other party of such termination and specifying the effective date thereof at

1.2 NDCA agrees to deliver such inmates to the Office of the State Fire Marshal not later than 8:00 o'clock am. each morning and The Office of the State Fire Marshal agrees to have the inmates So delivered available for return to NDCA not later than 5:00 O'clock p.m.

THIS AGREEMENT made and entered into thi3lidday of 1~ Ili 9 199~7. by and between the State of Oldahoma, Office of the State Fire Marshal add New DirectIF0-n Centers of America (NDCA).

I

WITNESSETH

WHEREAS, The Office of the State Fire Marshal is in need of a method or means of transporting Department of Corrections irunates from NDCA to its location at 4545 N. Lincoln Blvd., Oklahoma City, OK; and,

WHEREAS, NDCA has the means of transporting such inmates pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sums herelilatter set forth, the State Office of the Fire Marshal and NDCA hereby agree as follows:

Terms and Conditions.

4

NDCA agrees to transport not more than fifteen (15) inmates From NDCA to the State Fire Marshal's location and Return On a daily basis.

1.3 The Office of the Stafe Fire Marshal will pay to NDCA the sum of $1.50 per round trip per day for transporting the inmates. Round Trips shall not exceed two (2) trips per day.

1.4 NDCA will invoice the State Fire Marshal's Office in a form  satisfactory to
the  State  Fire  Marshal's   Office  on  a  monthly  basis  for  the  described
transportation services.

2.      Representations and Warranties.

2,1 The State Fire Marshal's Office represents and warrants that it has The power and authority to enter into this agreement and that this affeement is not in violation of any ordinance, regulation or statute governing the City. State or its operation.

2.2 The State Fire Marshal's Office represents and warrants that any inmates who it will r~quest that NDCA transport will be those who have

I

Nothing herein shall constitute any warranty or representation by NDCA conceming the abilities, quality or character of any of the inmates transported by it as the parties hereto recognize that NDCA's sole Obligation under this agreement is for the timely transportation of The designated inmates. 0

        13      A
I .             I , '.  0

2.3

been approved by the Department of Corrections to perfonn services for the State Fire Marshal's Office pursuant to The State Fire Marshal's Office Agreement with said Departjnent.

3.      Terms and Termination,

This Agreement shall be for a period not ir. excess of one (1) year and shall expire unless extended or renewed on the anni- I versary date of its execution.

is Agreement may upon thirty (30) days written notice be
3.2     Th'
Terminated by either party.

4.      Entire Agreement.
4.1 The document shall constitute the entire agreement between the Parties and shall not be modified except in writing.

THE OFFICE OF THE STATE
FIRE MARSHAL -

BY: - qtjtll~--

NEW DIRECTION CENTERS OF AMERICA


BY

I
I

0

I .     I
 .1

TUIS AGREEMENT madeand entered into thiodday of' 1997.

        N

by and between the State of Oklahoma, Office of the State Fire i tars-hal add New Direction Centers of America (NDCA).

WITNESSETEI

WEDEREAS, The Office of the State Fire Marshal is in need of a method or means of transporting Department of Corrections irimates from NDCA to its location at 4545 N. Lincoln Blvd., Oklahoma City, OK; and,

WHEREAS, NDCA has the means of transporting such inmates pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sums hereinafter set forth, the State Office of the Fire Marshal and NDCA hereby agree as follows:

Terms and Conditions.

1.1 NIDCA aarees to transport not more than fifteen (15) inmates From NIDCA to the State Fire Marshal's location and Re-tum On a daily basis.

1.2 NDCA a-crees to deliver such inmates to the Office of the State Fire Marshal not later than 8:00 o'clock a-m. each morning and The Office of the State'Fire Marshal agrees to have the inmates So delivered available for return to NTDCA not later than 5-00 O'clock P.M.

1.3 The Office of the State Fire Marsfial Will pay to NDCA the sum of 5 1.50 per round trip per day for transporting the inmates. Round Trips shall not exceed two (2) trips per day.

1.4 NDCA will invoice the State Fire N/farshal's Office In a form satisfactory to the State Fire Marshal's Office on a monthly basis for the described transportation services.

2.      Representations and Warranties.

,)Il The State Fire Marshal's Office represents and warrants that it has The power and authority to enter into this agreement and that this aareement is not in violation of any ordinance, regulation or statute governing the City. State or its operation.

The State Fire Marshal's Office represents and warrants that any i . nmates who it.will request that NDCA transport will be those who have

 .       ~1
C-)
( I "-)
THE OFFICE OF THE STATE FIRE INLUISHA17

I

~r

been approved by the Department oCCorrections to perform services for the State Fire Marshal -s Office pursuant to The State Fire t\vlarshal's Office Agreement with said Department.

Nothing herein shall constitute any warranty or representation by NDCA concerning the abilities, quality or character of any of the inmates transported by it as the parties hereto recognize that NDCA's sole Obligation under this azeement is for the timely transportation of The Isignated inmates.

J.      Terms and Termination.

This Agreement shall be for a period not 1r. excess of one (1) year and shall expire unless extended or renewed on the anniversary date of its execution.

This Agreement may upon thirty (330) days written notice be Terminated by either party.

4.      Entire Agreement.
4.1 The document shall constitute the entire a-ozeement benveen the Parties and shall not be modified except in writiliz

0

BY:

NEW DIRECTION CENTERS OF AMERICA

BY:

NDCA agrees to deliver such inmates to the Office of the State Fire Marshal not later than 8:00 o'clock a.m. each morning and The Office of the State Fire Marshal agrees to have the inmates So delivered available for return to NDCA not later than 5:00 O'clock P.M. The Office of the State Fire Marshal will pay to NDCA the sum of $1.50 per round trip per day for transporting the inmates. Round Trips shall not exceed two (2) trips per day. The State Fire Marshal's Office represents and warrants that it has The power and authority to enter into this agreement and that this ap-reement is not in violation of any ordinance, regulation or statute governing the City. State or its operation.

I
0

i,)


THIS AGREEMENT made and entered into this       day of  .9199 - .
by and between the State of Oklahoma, Office of the Staie-Pire Marshal and New Direction Centers of America (NDCA).

WIT-NESSETH

WHEREAS, The Office of the State Fire Marshal is in need of a method or means of transporting Department of Corrections inmates from NDCA to its location at 4545
N. Lincoln Blvd., Oklahoma City, OK; and,

WHEREAS, NDCA has the means of transporting, such inmates pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sums hereinafter set forth, the State Office of the Fire Marshal and NDCA hereby agree as follows:

Terms and Conditions.

1.2

1.3

NDCA agrees to transport not more than fifteen (15) inmates From NDCA to the State Fire Marshal's location and Return On a daily basis.

1.4 NDCA will invoice the State Fire Marshal's Office in a form  satisfactory to
the  State  Fire  Marshal's   Office  on  a  monthly  basis  for  the  described
transportation services.

2.      RepresentatignN and Warranties.

2,1

2.2 The State Fire Marshal's Office represents and warrants that any inmates who it will request that NDCA transport will be those who have

Nothing herein shall constitute any warranty or representation by NDCA concerning the abilities, quality or character of any of the inmates transported by it as the parties hereto recognize that NDCA's sole Obliuation under this agreement is for the timely transportation of The ~esignated inmates. I I This Agreement shall be for a period not in excess of one (1) year and shall expire unless extended or renewed on the anni versary date of its execution.

2.3
I"      )
been approved by the Department of Corrections to perform services for the State Fire Marshal's Office pursuant to The State Fire Marshal's Office Agreement with said Qepartment.

3.      Terms and Termination.

This Agreement may upon thirty (30) days written notice be Terminated by either party.

4.      Entire Agreement.
4 1     The document shall constitute the entire agreement between the
Parties and shall not be modified except in writing.

THE OFFICE OF THE STATE FIRE MARSHAIL

BY:

NEW DIRECTION CENTERS OF ATMERICA

BY:

EXHIBIT D

LICENSES AND PERMITS

Accreditation from American Correctional Asssoication
Certified Alcohol and Drug Abuse Treatment Program
Oklahoma Department of Mental Health and Substance Abuse Services
Oklahoma State Department of Health License

0

Commission On Accreditation For Cuirections

and the
American Correctional Association
awards

 .-DITA

AMERICAN CORRECTIOPM ASSOCIATION to '1 1 1j4v New Direction Founbation, Inc.

A

New Direction Centers of America

0aahoma Cit~, okfafioma

1998-2001
an Muft Communit~ Resiaentict(Service

presented this lotfi -day of August 1998

0WWCR

COfiQISS*N CHAWMAN
,CIRE(~M STA14DARDS ANOILCIMMAILIN

in recognition of the attainment of excellence in the operation of

4

I

Oklagma Slate Department QUental Health &
        Substance Abuse gervices

MF--NTAI- HE    N
A U 1-1 A 11-

        RV I CF-S
SLJ13STANcr- APuysr-.SV-

Certified Alcohol and Drug Abuse,,
Treatment Program

THIS IS TO CERTIFY THAT

NEW DIRECTION CENTERSbF AMERICA

Meets the Standards and Criteria for an Alcohol and Drug Abuse Treatment Program as prescribed by the Alcohol and Drug Abuse Prevention, Training, Treatment and Rehabilitation Authority as vested in the Oklahoma State Department of Mental Flealth and Substance Abuse Services by Section 3-415, Oklahoma Statutes 43A, 1986.

DMHSAS Certification 499-1138AD
        March, 2002

Expiration Date

A.
Al'

~ I TO.

CertificaUon Numbor 067

Has been approved to provide

SERVICES FOR-DRINKING DRIVEROFFENDERS;:"~

From: QZ/18/98

Administrator.

EXPIRATION DATE 12/u5/99
LICENSE OKLAHOMA STATE DEPARTMENT OF HEALTH     ESTABLISHMENT
        1000 NE 10th Street     NUMBER
        Oklahomn City, OK 73117-1299    55 0016043
ISSUED FOR      (4050) 271-5243
RECEIPT NO.     FEE
042148  $00-ou
LICENSE NOT TRANSFERRABLE
OWNERS/OPEBATORS NAME:
UEW DIRECTION CYR Of AMERICA

if .

 .1.

45 IF   FOOD SERVICE5
NEW DIRECTION CENTER OF AMERIC
3115 N LINCOLN
OKLA CITY               OK 73105

LICENSE~ MUST BE POSTED

DATE ISSUED 12/05/98

ESTABLISHMENT

NEW DIRECTION CENTER OF AMERIG
3115 N LINCOLN
OKLA CITY       UK      73105
11

I       x
'i
 .       I
; I I :

J.R. Nida, M.D.

STATE COMMISSIONER OF HEALTH

I

Name:   New Direction Centers of America

EXHIBIT E

INTANGIBLES

EXHIBIT F

LIST OF MEMBRS OF NEW DIRECTION CENTERS OF AMERICA, L.L.C. AND
HORIZON LODGES OF AMERICA, INC.

Members of New Direction Centers of America, L.L.C.:

CCI-LLC
P 0 Box 720147
Norman, OK 73072

Fausta Bish
440 N Hill

Hobart, OK73651

Randall Brown
250 Holly Circle
Noble, OK 73068

Calvin Craft
6715 N Prospect

Oklahoma City, OK 73111

R C Cunningham Family Revocable Trust
2680 W 1-40 Service Road

Oklahoma City, OK 73108

Jack Doolittle
5201 SE 58h Place

Oklahoma City, OK 73135

William Francis
6231 NW 63 d Suite F
Oklahoma City, OK 73132

Saquita Frazier
12432 Trail Oak Drive
Oklahaoma City, OK 73120

Robert Graham

829 NW 69"
Oklahoma City, OK 73116

Ashley Properties
1432 SE 24h Street
Norman, OK 73071

Velma Hubbard
3600 N Forest Park Drive
Oklahoma City, OK 73121

Talbot Investment Co
5929 N May
Oklahoma City, OK 73112

I

Exhibit F
Page 2


David Talbot, 111; Talbot Investment Co
5929 N May

Oklahoma City, OK 73112

David Talbot, SR.
2713 Elmhurst
Oklahoma City, OK 73120

Douglas Wall, Attorney at Law
216 E Eufala

Norman, OK 73069

Donita Reeves
417 Dauphin
Edmond, OK 73034

Horizon Lodges of America, Inc.:

Sole Stockholder:
Timothy R Moore
10800 S Timberline Drive
Norman, OK 73071

EXHIBIT "G"

Amendment of Purchase Agreement
Between
ND Acquisition, Inc.
New Direction Centers of America, LLC
Dated March 5, 1998

Date of said agreement is March 3, 1998. Effective date for accounting purposes is June 1, 1998.

Liabilities to be assumed under section 2.01 (c) are as follows effective May 31, 1998:

Accounts Payable ........................   $   189,669.35
Accrued Rent ............................   $    14,000.00
Accounts Payable IRS 940 ................   $     1,933.62
Accounts Payable IRS 941 ................   $    31,620.86
Accounts Payable OTC ITW ................   $     4,245.74
Accrued Interest ........................   $     3,113.52
Note Payable First Enterprise 15588 .....   $    25,212.34
Note Payable First Enterprise 15259 .....   $     3,525.15
Note Payable First Enterprise
(Mortgage Horizon Lodges of America, Inc.   $   602,508.28
Note Payable RC Cunningham ..............   $   227,000.00
Note Payable RC Cunningham ..............   $    91,268.71
Note Payable CR, LLC ....................   $     8,000.00
Note Payable Talbot .....................   $     4,090.00

Assumption of Royalty agreement dated April 7,1997. between New Direction Centers of America, L.L.C. and Hal Ruppert, Barbara Ruppen, and George Ruppert, individuals. Accepted this 5th day of March, 1998

ND ACQUISITION, INC.    NEW DIRECTION CENTERS OF AMERICA, L.LC



By      S/                                      By              S/
        R.C. CUNNINGHAM, PRESIDENT     RONNIE M. ALEXANDER, SR., MANAGING PARTER


By              S/



By              S/


1

4